AGREEMENT
                                   AND
                         SUPPLEMENTAL AGREEMENT

                                 BETWEEN

                     THE UNITED ILLUMINATING COMPANY

                                   AND

                           LOCAL 470-1 OF THE

                UTILITY WORKERS UNION OF AMERICA, AFL-CIO


                              JUNE 9, 2002


                            [Logo of Utility Workers
                             Union of America AFL-CIO]

                                    AGREEMENT

                               TABLE OF CONTENTS

ARTICLE                    DESCRIPTION                              PAGE NO.
--------------------------------------------------------------------------------

                           Preamble                                    1
I                          Recognition                                 1
II                         Rates of Pay                                2
III                        Overtime                                    6
IV                         Holidays                                    9
V                          Vacations                                  10
VI                         Sick Leave, Funeral Leave,
                           and Leave of Absence                       12
VII                        Hospital, Medical, Dental,
                           and Disability Insurance                   14
VIII                       The United Illuminating Company
                           Pension Plan and The United
                           Illuminating Company Plan for
                           Employees' Disability Benefits             18
IX                         Safety                                     19
X                          Tools and Equipment                        19
XI                         Seniority                                  19
XII                        Management                                 21
XIII                       Contracting Out Work                       22
XIV                        Union Security                             22
XV                         Deduction of Union Dues                    23
XVI                        Bulletin Boards                            24
XVII                       Grievance Procedure                        24
XVIII                      Equal Employment Opportunity               25
XIX                        Governmental Regulations                   26
XX                         Notices and Certifications                 26
XXI                        Duration of Agreement                      26


EXHIBIT                    DESCRIPTION                              PAGE NO.
--------------------------------------------------------------------------------

I                         Schedule A:  Rates of Pay for Occupational
                           Classifications                            29
I                         Schedule B:  Occupational Classifications   32
II                        Principles of Seniority                     34
III                       Statement with Respect to Maintenance
                          of Membership and Agency Shop
                          Provision in Company-Union Contract         42
IV                        Dues Deduction Authorization Form           43
V                         Health Net HMO Plan                         44

VI                         Blue Cross & Blue Shield of Connecticut
                            BlueCare Plus POS Plan                    48
VII                        Memorandum of Agreement                    54
                           Certificate Concerning Authorization
                           to Execute Foregoing Agreement             55


LETTERS                                                             PAGE NO.
--------------------------------------------------------------------------------

Overhead Power Delivery Work Rules                                    56
Reduction of High Rate of Sick Leave                                  60
Assignment of Meter Reading Work in Extreme Weather                   61
Group Life Insurance for Totally and Permanently Disabled Employees   62
Health Insurance for Eligible Dependents of Deceased Employees        63
Sickness Disability Benefits for Rehired Employees                    64
Payment of Normal and Customary Cost Differential for Special
  Licenses                                                            65
Life Insurance Coverage for Active Employees and Future and           66
Current Retirees
Post Retirement Health Insurance Benefits                             67
Flame Retardant Clothing                                              71
Ten-Hour Shift Guidelines                                             72
Ad Hoc Committee on Two-Person Crews                                  76
Power Delivery Equipment Specialist and Collection                    77
Field Tech I Agreement
Termination of June 10, 1999 Severance Memorandum of Agreement        79
RFP Described in Article VII, Section 8                               80
Anthem Stock Demutualization Distribution                             81
Work Shoe Reimbursement                                               82

--------------------------------------------------------------------------------


                            SUPPLEMENTAL AGREEMENT

Pages 1-S - 10-S

                                    AGREEMENT

                                     BETWEEN

                         THE UNITED ILLUMINATING COMPANY

                                       AND

                               LOCAL 470-1 OF THE

                    UTILITY WORKERS UNION OF AMERICA, AFL-CIO

                                  JUNE 9, 2002

         AGREEMENT entered into as of June 9, 2002, by and between THE UNITED ILLUMINATING COMPANY, hereinafter referred to as the "Company," and LOCAL 470-1 OF THE UTILITY WORKERS UNION OF AMERICA, AFL-CIO, hereinafter referred to as the "Union."

         THIS AGREEMENT supersedes the agreement between the parties dated May 16, 1997.

         WHEREAS, the Union and its predecessors were on August 13, 1942, April 6, l962, and July 11, 1973, certified by the National Labor Relations Board as the collective bargaining representative of certain of the employees of the Company; and

         WHEREAS, both parties recognize that in the interests of public safety and the welfare of the community, the Company must furnish an adequate and uninterrupted supply of electricity; and

         WHEREAS, both parties recognize the importance of continually increasing productivity and efficiency in providing electricity to the community at reasonable rates; and

         WHEREAS, it is the desire of both parties to promote mutual confidence and understanding and to provide an adequate and uninterrupted supply of electricity;

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   RECOGNITION

SECTION l. Pursuant to said certifications by the National Labor Relations Board, the Company recognizes the Union as the collective bargaining representative of all of its employees, including the assistant dispatcher, but excluding executives, supervisory employees, watch engineers, line foremen, guards, police, watchmen, technical employees, confidential employees, private secretaries and persons having access to corporate books and payrolls, dispatchers, and receptionists directly connected with executive offices, for the purpose of collective bargaining with respect to rates of pay, wages, hours of employment, and other conditions of employment.

SECTION 2. The term "employees" as used in this Agreement shall refer only to employees of the Company for whom the Union is the collective bargaining representative, as provided in Section 1 of this Article. The use of a masculine pronoun in this Agreement shall be deemed to include the masculine and feminine gender.

                                   ARTICLE II
                                  RATES OF PAY

SECTION l. The parties accept and agree to an occupational classification system which is incorporated herein by reference, as set forth on various sheets in which each occupational classification is described, evaluated and classified by grade, and collectively referred to as Exhibit I. A list of maximum and minimum rates of pay for all occupations is attached hereto and made a part hereof and marked Schedule A. A list of the occupational classifications now included in
Exhibit I showing the occupational code number and the grade of each such occupational classification, is attached hereto and made a part hereof and marked Schedule B.

SECTION 2. No occupational classification shall be altered or modified unless changes in methods of operation justify the establishment of a new job or the reclassification of an existing job. When a new job is established, or an existing job is reclassified, the job shall be described by supervision and one incumbent bargaining unit employee (designated by the Union) to a joint job evaluation committee. The committee shall include one standing bargaining unit member (designated by the Union). The appointed bargaining unit member (and one alternate designated by the Union) will receive formal training by the Company on the job evaluation plan prior to participating on the committee. The committee will evaluate and classify the job by grade in accordance with the occupational classification system. The Company will discuss the change with the Union at least one week before the change takes effect.

SECTION 3. Any employee who has satisfactorily completed his probationary period, as described in Section 4 of this Article, whose rate of pay is less than the maximum rate of pay for his occupational classification, shall receive an increase (other than General or Promotional Increase) in his rate of pay of seventy-two cents per hour (but not to a rate higher than the maximum rate) effective on the first Sunday in November.

SECTION 4. Prior to employment on a regular basis, a new employee will normally be required to serve a probationary period which shall not exceed six months and which ordinarily will not exceed three months.

SECTION 5. (a) When an employee is promoted to a higher occupational classification, he shall receive as of the date of his promotion an increase in his rate of pay according to the following schedule, or an increase in his rate of pay to the maximum rate of pay of his new occupational classification, whichever is smaller:

             NUMBER OF             CENTS PER HOUR
             GRADES PROMOTED       INCREASE
             -------------------------------------
             l                     Twenty-three
             2                     Thirty-two
             3                     Forty-one
             4 or 5                Fifty
             More than 5           Fifty-nine

         In the special case of an employee who is receiving less than the minimum rate of pay of his new occupational classification, the employee shall receive as of the date of his promotion an increase in his rate of pay to the minimum of that occupational classification, or an increase in his rate of pay as designated in this paragraph above, whichever is greater. The provisions of this paragraph shall not change an employee's scheduled increases as provided in
Section 3 of this Article.

         If the promotional increase as set forth above brings an employee's rate of pay to a rate 3 cents or less below the maximum for his new occupational classification, the employee's regular hourly rate of pay will be increased to the maximum rate of pay for his new occupational classification.

         (b) Prior to promotion to a higher occupational classification, an employee may be required to show successful performance in the higher occupational classification for a trial period not to exceed ninety days; provided, however, that he shall receive an increase in his rate of pay in accordance with paragraph (a) effective upon the date of his assignment to the higher occupational classification.

SECTION 6. (a) When a supervisor expressly assigns an employee temporarily, except for training purposes, to work in a higher classification for at least four hours (including overtime hours) in any one day, the employee shall receive temporary assignment pay for all hours worked in that day. When a supervisor expressly assigns an employee temporarily, except for training purposes, to work in a higher classification for at least sixteen hours (including overtime hours) in any one week, the employee shall receive temporary assignment pay for all hours worked in that week. Temporary assignment pay shall be his regular hourly rate increased according to the following schedule:

        NUMBER OF GRADES ABOVE                CENTS PER HOUR
        REGULAR CLASSIFICATION                INCREASE
        -----------------------------------------------------
        l                                      Fifty
        2 or 3                                 Sixty
        4 or 5                                 Seventy
        More than 5 or a                       One Dollar
        Supervisory Position

         (b) No temporary assignment of more than 35 hours per week shall continue more than six months, except in unusual circumstances such as an assignment to a project of limited duration or an assignment caused by sickness, injury, or leave of absence.

         (c) As soon as possible after the first of each month, the Company shall furnish the Union with a list of those employees temporarily assigned to a higher occupational classification.

SECTION 7. When an employee is changed from one occupational classification to another, the Company shall notify the Union of such change unless it shall have given the notice required under Section 3, of Article XI.

SECTION 8. (a) The regular hourly rate of any employee regularly scheduled to work rotating tours of duty in connection with a job which normally must be continuously covered 24 hours per day including Saturdays, Sundays and holidays (hereinafter referred to as a "rotating shift employee"), shall be increased ten cents per hour for such time as he is so scheduled.

         (b) When any rotating shift employee is regularly scheduled to work sixteen hours or more (other than overtime hours) on any night shift in any one week, his regular hourly rate, as increased pursuant to paragraph (a), will be increased $1.30 per hour for that week and this higher rate will be the basis of compensation for that week. Night shift shall be construed to mean all regular schedules starting at or between 10:00 P.M. and 5:59 A.M.

         (c) When any rotating shift employee is regularly scheduled to work sixteen hours or more (other than overtime hours) on any afternoon shift (or sixteen hours consisting of eight hours on any afternoon shift and eight hours on any night shift) in any one week, his regular hourly rate, as increased pursuant to paragraph (a), will be further increased $1.30 per hour for that week and this higher rate will be the basis of compensation for that week. Afternoon shift shall be construed to mean all regular schedules starting at or between l:00 P.M. and 9:59 P.M. The provisions of this paragraph shall not apply to any employee who qualifies under the provisions of paragraph (b).

SECTION 9. (a) When any employee who is not a rotating shift employee is regularly scheduled to work sixteen hours or more (other than overtime hours) on any night shift in any one week, his regular hourly rate will be increased $1.20 per hour for that week and this higher rate will be the basis of compensation for that week. Night shift shall be construed to mean all regular schedules starting at or between 10:00 P.M. and 5:59 A.M.

         (b) When any employee who is not a rotating shift employee is regularly scheduled to work sixteen hours or more (other than overtime hours) on any afternoon shift (or sixteen hours consisting of eight hours on any afternoon shift and eight hours on any night shift) in any one week, his regular hourly rate will be increased $1.20 per hour for that week and this higher rate will be the basis of compensation for that week. Afternoon shift shall be construed to mean all regular schedules starting at or between 1:00 P.M. and 9:59 P.M. The provisions of this paragraph shall not apply to any employee who qualifies under the provisions of paragraph (a). SECTION 10. When an employee is required to work on Sunday, he shall receive an additional $5.00 for each hour worked, and such additional amount shall be deemed to be a part of such employee's regular hourly rate for that day.

SECTION 11. Whenever employees are required by the Company to attend First Aid Meetings or classes of instruction pertaining to new devices or equipment adopted by the Company, the time spent at such meetings shall be considered as hours worked and the pay for such hours shall be computed in the same manner as that for other hours worked.

SECTION 12. In the case of an employee entitled under Section 8 or Section 9 of this Article to shift premium for hours worked during the payroll period immediately preceding such employee's vacation period, a shift premium of fifteen cents per hour shall be considered a part of such employee's regular hourly rate for the purpose of computing the vacation pay to which such employee may be entitled under Article V.

SECTION 13. Any employee assigned to Grade l under the occupational classification plan whose normal duties include assisting and instructing twelve or more employees shall receive, in addition to any other pay to which he may be entitled, seven cents for each hour for which such employee is entitled to pay under this Agreement.

SECTION 14. The Company will provide 48 hours notice to any employee whose scheduled starting time or quitting time is changed or whose scheduled day off is changed or whose regular schedule is reinstated after such a change. If 48 hours notice is not given, the employee shall receive one and one-half times his regular hourly rate during the first work period in the new schedule for each of the first 8 hours worked which are outside of his prior schedule, provided those hours otherwise would have been paid at straight time. This provision shall not apply to any employee who does not have a regular schedule, to any employee's return to his regular schedule within 48 hours of the original change, or to any employee or employees who request the change.

SECTION l5. An employee who is no longer able to do satisfactorily the work in his regular occupational classification because of his mental or physical condition shall receive either the regular hourly rate he was receiving at the time of his disability or the regular hourly rate of any occupational classification to which he may be assigned, the work in which he is then able to do, whichever rate is higher.

SECTION 16. For the purposes of this Article, each cent per hour shall be construed to mean forty cents per week for those employees who are paid by the week.

SECTION 17. Whenever employees are assigned to work on other utilities' properties under the Utilities Mutual Assistance Program, one and one-half times the regular hourly rate shall be paid for all hours of travel time or work time provided such hours otherwise would have been paid at straight time. In addition, such employees will be paid $25 per day for each day they performed Mutual Assistance work.

SECTION 18. When the travel distance between an employee's home and his temporary work location is greater than the travel distance between his home and his regular work location and he is authorized to provide his own transportation, he shall be paid mileage at a rate determined by the Company for the additional distance and shall be reimbursed for additional tolls.

SECTION 19. (a) The regular hourly rate for all Line Group Leaders, Power Delivery Working Leaders, Line Trouble Shooters, Power Delivery Trouble Shooters, Line Workers First Class, Power Delivery Construction Specialists, and Power Delivery Splice Specialists, subject to the Company's procedures governing the use of rubber gloves on lines and equipment energized at voltages in excess of 5,000 volts, shall be increased by a differential in the amount of $2.00 for each hour paid.

         (b) The regular hourly rate for all Power Delivery Apprentices who have completed 18 months of service as a Power Delivery Apprentice and who have successfully completed the "Rubber Gloving Training Program" shall be increased by a differential in the amount $2.00 for each hour paid.

SECTION 20. As shown in Exhibit I, Schedule A, the rates of pay for the Weekly and Hourly Occupational Classifications will be increased as follows:

        (a)  Effective June 9, 2002:  4.25% General Increase
        (b) Effective May 18, 2003: 50-cents across-the-board pay rate increase, plus 3% General Increase
        (c) Effective May 16, 2004: 50-cents across-the-board pay rate increase, plus 3% General Increase

                                   ARTICLE III
                                    OVERTIME

SECTION l. One and one-half times the regular hourly rate shall be paid to all employees for hours worked in excess of forty hours in any one week, exclusive of any hours worked on a holiday, for which payment is to be made in accordance with the provisions of Article IV.

SECTION 2. For employees whose regular daily schedule is eight hours or less, one and one-half times the regular hourly rate shall be paid for hours worked over eight hours in any one day, exclusive of any hours worked on a holiday for which payment is to be made in accordance with the provisions of Article IV.

SECTION 3. Overtime rates of pay shall not be applied more than once to any particular hour worked.

SECTION 4. An employee required to report for work outside of and not contiguous to his regularly scheduled work week shall receive a minimum payment equivalent to four and one-half times his regular hourly rate. An employee called in to work before the beginning of his regular work day and who is required to stop work less than two hours immediately preceding his regular work day or who is called in to work less than two hours immediately following his regular work day shall receive compensation in such cases based upon continuous time from the beginning of the overtime period until his regular starting time and from the end of his regular work day to the time the employee finally stops work, but in no event less than four and one-half times his regular hourly rate.

         The Company shall continue to assign overtime work as far in advance as is practicable. If an overtime work assignment, which is outside of and not contiguous to an employee's regularly scheduled work week, is canceled by less than twelve hours' notice to the employee prior to the start of the work, he shall receive two hours' pay at his regular hourly rate.

SECTION 5. For work outside of and not contiguous to the regular schedule of hours, the Company will either provide a meal or pay a meal allowance of $9.00 (effective May 16, 2003, $9.50) (effective May 16, 2004, $10.00) for the first two consecutive hours of such work assigned with less than twelve hours' notice, and an additional meal or meal allowance of $9.00 (effective May 16, 2003, $9.50) (effective May 16, 2004, $10.00) for every five consecutive hours of such work thereafter.

         For work outside of and not contiguous to the regular schedule of hours, the Company will either provide a meal or pay a meal allowance of $9.00 (effective May 16, 2003, $9.50) (effective May 16, 2004, $10.00) for the first ten consecutive hours of work assigned with at least twelve hours' notice, and an additional meal or meal allowance of $9.00 (effective May 16, 2003, $9.50) (effective May 16, 2004, $10.00) for every five consecutive hours of such work thereafter.

         For work contiguous to the regular daily schedule of hours, the Company will either provide a meal or pay a meal allowance of $9.00 (effective May 16, 2003, $9.50) (effective May 16, 2004, $10.00) for the first two additional hours of work (provided the employee has worked at least ten consecutive hours) and an additional meal or meal allowance of $9.00 (effective May 16, 2003, $9.50) (effective May 16, 2004, $10.00) for every five consecutive hours of work thereafter.

         One-half hour paid meal time will be provided to any employee who is entitled to a meal or a meal allowance under Section 5 and who works at least two hours, either outside of and not contiguous to the regular schedule of hours, or outside of and contiguous to the regular daily schedule of hours.

SECTION 6. When an employee, not having at least four hours' notice, is required to work between midnight and the beginning of his regular daily schedule, and his regular daily schedule of hours starts between 6:00 A.M. and 10:00 A.M., he shall be entitled to a rest period at the beginning of his regular daily schedule of hours equal to the number of hours worked between midnight and the beginning of his regular daily schedule, up to six hours maximum, with pay at his regular hourly rate. The Company may permit an employee to take his rest period at any time during his regular daily schedule of hours. If the employee is required to work during all or part of such rest period, he shall receive additional pay for those hours worked, at his regular hourly rate. The provisions of this Section shall be in place of and not cumulative with the provisions of Article III, Section 4 and Article III, Section 7; provided, however, the employee may choose to be paid in accordance with Article III,
Section 4 instead of in accordance with the provisions of this Section, but he may not be paid under both Sections, and any hours worked between midnight and 8:00 A.M., which are the basis for any claim for compensation under this Section, shall not be deemed to be hours worked for the purpose of Article III,
Section 7.

SECTION 7. (a) An employee required to work for an "extended work period," as hereinafter defined, shall during such period be entitled to additional pay, as hereinafter specified, in addition to being paid at his regular hourly rate for all hours worked during such period. By definition, an employee shall be deemed to be in an "extended work period" as of any moment if, but only if, he worked at least l6 hours during the 20 hours immediately preceding such moment. The additional pay for such period shall be determined as follows:

         (l) For such of the first 8 hours of such extended work period, he shall be paid additional pay at his regular hourly rate.

         (2) For all hours worked during such extended work period after the first 8 hours thereof, he shall be paid additional pay at one and one-half times his regular hourly rate. Hours qualifying for payment under the provision of this subsection
                  (a)(2) shall not be deemed to be hours worked for the purposes of computing overtime payable under the provisions of Article III (except that such of those hours as fall within his regularly scheduled work week shall be counted in determining the forty hours referred to in Section l of Article III) or for the purpose of determining premium pay for holiday hours worked under the provisions of Section 3, of Article IV.

         (b) In addition, upon the completion of any extended work period, an employee shall be entitled to a rest period of 8 hours immediately following such extended work period and shall be paid at his regular hourly rate for such of said 8 hours as fall within his regular daily schedule of hours. For the purposes of this subsection (b), the regular daily schedule of hours shall be deemed to apply on regular days off, holidays, and vacation days.

SECTION 8. In any week during which a holiday occurs, or in any week during which an employee is absent due to a bona fide illness, extreme fatigue owing to previous overtime work, jury duty, or an authorized personal absence for Union business, hours worked (exclusive of any hours worked on a holiday for which payment is to be made in accordance with the provisions of Article IV), which would have qualified under the other provisions of this Agreement for the overtime rate of one and one-half times the regular hourly rate had such holiday or such absence not occurred, shall be paid for at such overtime rate.

SECTION 9. The Company will endeavor to distribute overtime work fairly among the qualified employees, having in mind employees' availability and willingness to respond promptly to calls for emergency work.

SECTION l0. Any employee who works on each of seven consecutive days in any one calendar week will receive two times his regular hourly rate for all hours worked on his second scheduled day off during that week, provided such hours otherwise would have been paid at one and one-half times his regular hourly rate.

                                   ARTICLE IV
                                    HOLIDAYS

SECTION l. The following shall be deemed to be holidays and the word "holiday" as used herein shall refer only to such holidays:

                  New Year's Day                     Labor Day
                  Martin Luther King's Day           Columbus Day
                  Washington's Birthday              Veterans Day
                  Good Friday                        Thanksgiving Day
                  Memorial Day                       Friday after Thanksgiving
                  Independence Day                   Christmas Day

         When a holiday falls on Sunday, the following Monday shall be deemed to be the holiday in its stead, except that, for those employees whose regularly scheduled work week includes that Sunday, the holiday will be observed on Sunday. When a holiday falls on Saturday, the preceding Friday shall be deemed to be the holiday in its stead, except that, for those employees whose regularly scheduled work week includes that Saturday, the holiday will be observed on Saturday.

SECTION 2. Any employee who is not required to work on a holiday shall be paid at his regular hourly rate for those hours of the holiday which fall within his regularly scheduled work week.

SECTION 3. (a) In addition to the pay specified in Section 2 of this Article, any employee who is required to work on a holiday shall be paid at one and one-half times his regular hourly rate for all holiday hours worked within his regularly scheduled work week, he shall be paid at twice his regular hourly rate for all holiday hours worked outside his regularly scheduled work week, and he shall be paid an additional one-half of his regular hourly rate for all holiday hours worked in excess of eight. Hours worked on a holiday shall not be considered in computing overtime pay. An employee required to report for work on a holiday shall receive a minimum payment equivalent to four and one-half times his regular hourly rate.

         (b) Any employee who is required to work on December 25th shall be paid at twice his regular hourly rate for all hours worked.

SECTION 4. Any employee who is regularly scheduled to work eight hours or more per day on each of two or more Saturdays and/or Sundays per month and who is regularly scheduled to work on the average forty hours or more per week shall receive pay at his regular hourly rate for eight hours for each holiday which occurs on his day of relief, provided that on his last scheduled day before or on his first scheduled day after the holiday he works his regularly scheduled hours.

SECTION 5. In the event that a holiday falls during an employee's vacation period, he shall receive an additional day off at a time that is mutually agreeable to the Company and the employee and that frequently will not adjoin the regular vacation period.


                                    ARTICLE V
                                    VACATIONS

SECTION l. During each calendar year the Company will grant vacations with pay as follows:

(a) Six weeks to each employee whose period of continuous service as of the end of the preceding calendar year equaled or exceeded 34 years, for which vacation the employee will receive the equivalent of 240 times his regular hourly rate, subject to the provision, however, that the six weeks will not ordinarily be scheduled in one continuous period.

(b) Five weeks and four days to each employee (except an employee covered by the provisions of subsection (a) above) whose period of continuous service as of the end of the preceding calendar year equaled or exceeded 33 years, for which vacation the employee will receive the equivalent of 232 times his regular hourly rate, subject to the provision, however, that the five weeks and four days will not ordinarily be scheduled in one continuous period.

(c) Five weeks and three days to each employee (except an employee covered by the provisions of subsection (a) or (b) above) whose period of continuous service as of the end of the preceding calendar year equaled or exceeded 32 years, for which vacation the employee will receive the equivalent of 224 times his regular hourly rate, subject to the provision, however, that the five weeks and three days will not ordinarily be scheduled in one continuous period.

(d) Five weeks and two days to each employee (except an employee covered by the provisions of subsection (a), (b), or (c) above) whose period of continuous service as of the end of the preceding calendar year equaled or exceeded 31 years, for which vacation the employee will receive the equivalent of 216 times his regular hourly rate, subject to the provision, however, that the five weeks and two days will not ordinarily be scheduled in one continuous period.

(e) Five weeks and one day to each employee (except an employee covered by the provisions of subsection (a), (b), (c), or (d) above) whose period of continuous service as of the end of the preceding calendar year equaled or exceeded 30 years, for which vacation the employee will receive the equivalent of 208 times his regular hourly rate, subject to the provision, however, that the five weeks and one day will not ordinarily be scheduled in one continuous period.

(f) Five weeks to each employee (except an employee covered by the provisions of subsection (a), (b), (c), (d), or (e) above) whose period of continuous service as of the end of the preceding calendar year equaled or exceeded 24 years, for which vacation the employee will receive the equivalent of 200 times his regular hourly rate, subject to the provision, however, that the five weeks will not ordinarily be scheduled in one continuous period.

(g) Four weeks to each employee (except an employee covered by the provisions of subsections (a), (b), (c), (d), (e), or (f) above) whose period of continuous service as of the end of the preceding calendar year equaled or exceeded l4 years, for which vacation the employee will receive the equivalent of l60 times his regular hourly rate, subject to the provision, however, that the four weeks will not ordinarily be scheduled in one continuous period.

(h) Three weeks to each employee (except an employee covered by the provisions of subsections (a), (b), (c), (d), (e), (f), or (g) above) whose period of continuous service as of the end of the preceding calendar year equaled or exceeded 5 years, for which vacation the employee will receive the equivalent of l20 times his regular hourly rate, subject to the provision, however, that the three weeks will not ordinarily be scheduled in one continuous period.

(i) Two weeks to each employee (except an employee covered by the provisions of subsections (a), (b), (c), (d), (e), (f), (g), or (h) above) who is on the payroll on or before May l of the preceding calendar year and continuously thereafter until the end of the preceding calendar year, for which vacation the employee will receive the equivalent of 80 times his regular hourly rate.

(j) One week to each employee who was employed after May l but on or before November l of the preceding calendar year and who was continuously on the payroll thereafter until the end of the preceding calendar year, for which vacation the employee will receive the equivalent of 40 times his regular hourly rate.

(k) Except for an employee who is entitled to six weeks' vacation pursuant to subsection (a) above, one additional week to each employee who is at least 62 years of age as of the end of the preceding calendar year, for which week the employee will receive the equivalent of 40 times his regular hourly rate.

SECTION 2. Consideration will be given where possible to the wishes of the employees in determining the time of their vacations, but the final decision as to an employee's vacation period will rest exclusively with the Company.

SECTION 3. If during any calendar year conditions have made it impossible for the Company to grant to any employee all or part of his vacation, such employee will receive, in addition to his regular pay, compensation at his regular hourly rate for such part of the vacation as the Company was unable to grant. In the alternative, an employee may elect to carry over up to forty hours of vacation that the Company could not grant, which must be taken the following calendar year.

SECTION 4. In the event that the Company finds it necessary to postpone the scheduled vacation of any employee and is unable to assign him another vacation period which is suitable to him, he shall receive vacation pay in accordance with the provisions of Section 3 of this Article.

SECTION 5. In the event any employee is sick at the time his vacation is scheduled to begin, the Company shall upon request of such employee grant a later vacation period within the calendar year if it is practicable to do so. If the Company is unable to grant a later vacation or if such later vacation is not suitable to the employee, he shall receive vacation pay in accordance with the provisions of Section 3 of this Article.

SECTION 6. In the event an employee is called in from vacation for emergency work, he shall be paid, in addition to his vacation pay as set forth in Section l of this Article, twice his regular hourly rate for all hours worked during his vacation, but in no event shall the employee receive less than the equivalent of eight hours' pay at his regular hourly rate for each time he is called in for such emergency work.

SECTION 7. Upon the termination of an employee's services with the Company, voluntarily or otherwise, he shall be paid any vacation pay not previously paid to him which would, except for such termination, be payable to him during the then current calendar year. Upon the death of an employee, any vacation pay payable to him hereunder shall be mailed to the employee's last known address.

SECTION 8. If termination is due to retirement, the employee shall also be paid an amount equivalent to the vacation pay that would, except for such retirement, have been payable to him during the calendar year immediately following the year of his retirement, except that it shall be paid pro-rata based on the number of completed months of employment during the calendar year in which he retired.

SECTION 9. Notwithstanding any other provision in this Article, a full-time employee who terminates employment with at least one year of continuous service and who is subsequently re-employed by the Company as a full-time employee will be credited with the amount of employee's pre-break service for the purpose of computing the employee's vacation eligibility under Section 1 hereof, effective one year after the employee's rehire.

                                   ARTICLE VI
                 SICK LEAVE, FUNERAL LEAVE, AND LEAVE OF ABSENCE

SECTION l. (a) When any employee is absent from work due to sickness and satisfies the Company that such absence from work is warranted, the Company will pay such employee at his regular hourly rate for such hours of absence within his regularly scheduled work week, subject to the limitation that hours for which such pay is allowed shall not aggregate more than 40 for any calendar year, provided, however, that up to 200 hours of unused sick allowance may be accumulated and will be used before the 40 hours of sick allowance for the current year. The provisions of this Article shall not affect any Sickness Disability Benefits to which the employee may be entitled under "The United Illuminating Company Plan for Employees' Disability Benefits."

         (b) During each calendar year, with the prior authorization of the supervisor, the Company will grant to employees who are not shift workers, as defined in Section 1 (c) of this Article, eight hours of personal paid absence in lieu of eight of the aggregate of forty hours of absence due to sickness in
Section 1 (a) of this Article. The employee must have at least eight hours of unused sick time available to him to take a paid personal day, may not take paid personal time in increments of less than eight hours, and may not accumulate unused personal time from year to year.

         (c) During each calendar year, with the prior authorization of the supervisor, the Company will grant to shift workers whose schedule includes an afternoon or evening start time twenty-four hours of personal paid absence in lieu of twenty-four of the aggregate of the forty hours of absence due to sickness in Section 1 (a) of this Article. The employee must have at least twenty-four hours of unused sick time available to him to take three paid personal days, may not take paid personal time in increments of less than eight hours, and may not accumulate unused personal time from year to year.

SECTION 2. (a) When any employee is absent from work due to the death of his spouse, child, foster child, or parent (or step-parent in lieu of parent), the Company will pay such employee at his regular hourly rate for such hours of absence within his regularly scheduled work week, up to a maximum of 40 hours.

         (b) When any employee is absent from work due to the death of his brother, sister, or parent-in-law, the Company will pay such employee at his regular hourly rate for such hours of absence within his regularly scheduled work week, up to a maximum of 24 hours.

         (c) When any employee is absent from work due to the death of his grandparent or grandchild, step child, or half-brother or half-sister, the Company will pay such employee at his regular hourly rate for such hours of absence within his regularly scheduled work week, up to a maximum of 8 hours.

         (d) When an employee is absent from work in order to serve as a pallbearer for another employee, the Company will pay such employee at his regular hourly rate for such hours of absence within his regularly scheduled work week, up to a maximum of 4 hours.

         (e) Payment under this Section is subject to the Company being satisfied that such absence is warranted.

SECTION 3. Leaves of absence without pay not to exceed two weeks in any contract year shall be granted upon the request of the Union, to not more than three members of the Union, provided the absence of the employees selected by the Union shall not in the opinion of the Company interfere with the Company's operations or cause undue hardship to other employees.

SECTION 4. A leave of absence without pay or any other benefits shall be granted upon the request of the Union to enable not more than one employee to serve as a Union representative. Upon reinstatement at the termination of the Leave of Absence, the time spent on the Leave of Absence shall be added to the employee's Classification Seniority and Company Service for seniority purposes. Such time shall not be included in his years of service or of employment for any other purpose, including vacations, pensions, or sickness disability benefits, but the Leave of Absence shall not constitute a break in "continuous" service so as to result in a loss of previously accrued years of service or of employment for any purpose, including vacations, pensions, or sickness disability benefits.

SECTION 5. When an employee is required to be absent from work to serve as a juror, the Company will pay such employee the difference between his jury pay and his regular hourly rate for such hours of absence within his regularly scheduled work week.

                                   ARTICLE VII
               HOSPITAL, MEDICAL, DENTAL AND DISABILITY INSURANCE

SECTION 1. From May 16, 2002 to December 31, 2002, the Company will make available to employees the Anthem Blue Cross & Blue Shield of Connecticut BlueCare Plus POS Plan providing the hospital and medical benefits set forth in
Exhibit VI, which is attached hereto and made a part hereof. The Company will pay 89% of the cost of the premiums for such coverage for all employees and their eligible dependents, if any, and employees shall pay the remaining premium costs for themselves and their eligible dependents, if any.

SECTION 2. Effective January 1, 2003, the Company will make available to employees the Health Net HMO Plan providing the hospital and medical benefits set forth in Exhibit V, which is attached hereto and made a part hereof. The Company and employees will share the cost of the premiums for such coverage for all employees and their eligible dependents, if any, as set forth in subsections 2 (a)-(c) below:

(a) Effective January 1, 2003, the Company will pay 89% of the premium costs for employees and their eligible dependents, if any. Employees shall pay the remaining premium costs for themselves and their eligible dependents.

(b) Effective January 1, 2004, the Company will pay 88% of the premium costs for employees and their eligible dependents, if any. Employees shall pay the remaining premium costs for themselves and their eligible dependents.

(c) Effective January 1, 2005, the Company will pay 87% of the premium costs for employees and their eligible dependents, if any. Employees shall pay the remaining premium costs for themselves and their eligible dependents.

SECTION 3. Effective January 1, 2003, the Company shall have the right to replace the health insurance plan described in Section 2 with a substitute plan that provides benefits comparable to, but not identical to, the overall level of benefits described on Exhibit V. For purposes of this section, overall comparability shall be determined without regard to (a) any changes in the identity of the carrier, (b) any differences in plan provisions concerning the administration of benefits and procedures for obtaining reimbursement for services, and (c) any differences based on a one-for-one comparison of specific benefits in the substitute plan and those listed on Exhibit V, it being recognized by the parties that differences in benefits offered for specific services do not necessarily render plans materially dissimilar on a comprehensive basis and that the intent of this section is to ensure only that any substitute plans adopted by the Company approximate prior plans without a material change in the overall level of benefits provided to employees and their eligible dependents. The Company will solicit the input of the Union prior to adopting a substitute plan under this section, and will allow for Union representation on any committee formed for the purpose of reviewing the provisions of any substitute plans considered by the Company.

SECTION 4.        During the term of this Agreement,

(a) The Company will make available a Comprehensive Dental Expense Plan for all employees and their eligible dependents, if any, which plan will provide a calendar year maximum of $2,500 per person (including orthodontic treatment), a lifetime maximum of $5,000 per person (excluding orthodontic treatment), a lifetime maximum of $1,500 per person for orthodontic treatment, and a calendar year deductible of $75 per covered person. The Company and employees will share the cost of the premiums for such coverage for all employees and their eligible dependents, if any, in accordance with the following schedule:

         From May 16, 2002 to December 31, 2002, the Company will pay 89% of the cost of the premiums for employees and their eligible dependents, if any. Employees shall pay the remaining premium costs for themselves and their eligible dependents.

         Effective January 1, 2003, the Company will pay 89% of the premium costs for employees and their eligible dependents, if any. Employees shall pay the remaining premium costs for themselves and their eligible dependents.

         Effective January 1, 2004, the Company will pay 88% of the premium costs for employees and their eligible dependents, if any. Employees shall pay the remaining premium costs for themselves and their eligible dependents.

         Effective January 1, 2005, the Company will pay 87% of the premium costs for employees and their eligible dependents, if any. Employees shall pay the remaining premium costs for themselves and their eligible dependents.

(b) The Company will pay the premiums for a Long Term Disability Plan for all employees.

(c) The Company shall have the right to replace any of the existing plans in Section 4 (a) and (b) with another plan that will provide the same benefits. The Company will inform the Union prior to changing an existing plan with any other plan.

SECTION 5. Each employee shall have the option of enrolling in another hospital and medical benefits plan, if available, in lieu of the plan described in
Section 1 or Section 2 above. If an employee elects such option, and if the cost of the premiums for such optional coverage is less than the cost of the plan described in Section 1 or Section 2, the Company will pay 89% of the premium costs (89% effective January 1, 2003; 88% effective January 1, 2004; and 87% effective January 1, 2005) for such optional coverage for employees and their eligible dependents, if any. The employee shall pay the remaining premium costs for himself and his eligible dependents. If the cost of the premiums for such optional coverage exceeds the cost of the plan described in Section 1, the Company will pay an amount equal to the amount it otherwise would have paid under Section 1 for such employee and his eligible dependents had the employee not elected optional coverage, and the employee shall pay the remaining premium costs for himself and his eligible dependents. If the costs of the premiums for such optional coverage exceeds the cost of the plan described in Section 2, the Company will pay an amount equal to the amount it otherwise would have paid under Section 2, plus an additional amount equal to 50% (25% effective January 1, 2004, and 15% effective January 1,
2005) of the difference between the cost of the optional plan and the amount it otherwise would have paid under Section 2 for such employee and his eligible dependents had the employee not elected optional coverage. The employee shall pay the remaining premium costs for himself and his eligible dependents.

         Each new employee shall elect, at the time of hiring, coverage under either the plan provided in Section 1 (Section 2, effective January 1, 2003) or optional coverage, to be effective in either event according to the enrollment provisions of each such coverage.

         For other employees, optional coverage shall become effective only on January 1st of each year. Each employee shall notify the Company prior to December 1st of the preceding year of his intention to elect optional coverage. Such optional coverage shall continue from year to year thereafter unless the employee notifies the Company prior to December 1st of any year of his intention to return to the plan provided in Section 1 (Section 2, effective January 1, 2003) as of January 1st.

SECTION 6. The employee's share of the premium costs for the coverage described in Sections 1, 2, 4 (a), and 5 shall be deducted from the employee's pay on a weekly basis, provided the Company is in receipt of a written authorization for such purpose from the employee.

SECTION 7. The coverages described in Sections 1, 2, 4 (a), and 5 shall be made available to employees in accordance with and subject to the provisions of the Company's "BENEFLEX Plan," as it may change from time to time.

SECTION 8. The parties acknowledge that during the parties' negotiations for a new collective bargaining agreement, the Union engaged the services of a health insurance benefits consultant to explore the feasibility of identifying an alternative health insurance plan, providing alternative benefits acceptable to the parties, at a cost lower than the cost of the Health Net HMO Plan referenced in Section 2 and the three optional plans currently available under Section 5 (herein the "Alternative Plan"), for both active employees and retirees commencing January 1, 2003.

         Between the effective date of this Agreement and August 1, 2002, the Company will, upon request, furnish to a health insurance benefits consultant designated by the Union, such data as is reasonably necessary and customary for the purpose of preparing a Request for Proposal (herein the "RFP") concerning an Alternative Plan, it being understood that such consultant shall not have any authority to act for or on behalf of the Company and shall not be an agent of the Company. The RFP shall require a separate itemization of the cost of an Alternative Plan for (a) all bargaining unit employees and all present and future bargaining unit retirees, (b) all non-bargaining unit employees and all present and future non-bargaining unit retirees, and (c) all employees of the Company and all present and future retirees of the Company.

         Based on the results of the RFP, the Union shall have the right to present to the Company an Alternative Plan for review and evaluation, together with an offer to implement the Alternative Plan effective January 1, 2003. If the Union offers to implement the Alternative Plan on terms such that the projected cost to the Company of implementing and maintaining the Alternative Plan for bargaining unit employees, and all present and future bargaining unit retirees, during 2003 is less than or equal to the cost to the Company of maintaining the health insurance plans otherwise applicable to such individuals under the Agreement (and any predecessor agreements) during 2003, then the parties shall negotiate the implementation of the Alternative Plan, provided that the implementation of the Alternative Plan would not substantially impact the cost of insurance provided by the Company to non-bargaining unit employees and non-bargaining unit retirees.

         If the actual cost to the Company (net of the premium cost shares paid by participants) for the Alternative Plan during 2003, or any succeeding year, is less than the actual cost to the Company of providing health insurance for the bargaining unit and bargaining unit retirees (net of the premium cost shares paid by participants) during 2002, in each case measured on a cost-per-employee/cost-per-retiree basis, the difference will be rebated to the bargaining unit on such terms as shall be agreed by the parties.

         Unless an Alternative Plan is implemented in accordance with this Section, the plans described in Section 2 shall remain in effect. In the event an Alternative Plan is not implemented in accordance with this Section for 2003, the Union shall have the right to pursue a second RFP, on the terms described above, for either 2004 or 2005, at its option.

                                  ARTICLE VIII
                THE UNITED ILLUMINATING COMPANY PENSION PLAN AND
                    THE UNITED ILLUMINATING COMPANY PLAN FOR
                         EMPLOYEES' DISABILITY BENEFITS

SECTION 1. The Company will take such action as may be appropriate to make modifications to The United Illuminating Company Pension Plan as may be necessary to comply with applicable laws and to obtain the approval of the U.S. Treasury Department.

SECTION 2. Effective May 16, 2003, the Company will take such action as may be appropriate and obtain the approval of the U.S. Treasury Department to amend The United Illuminating Company Pension Plan (the "Pension Plan") to change the actuarial reduction for early retirements under Section 4.02 (c) of the Pension Plan from four-twelfths (4/12) of one percent (i.e., 4% per year) to three-twelfths (3/12) of one percent (i.e., 3% per year) for each month by which the commencement date of an employee's pension precedes his fifty-eighth (58th) birthday.

SECTION 3. The Company shall maintain The United Illuminating Company Plan for Employees' Disability Benefits.

SECTION 4. The Company will take such action as may be appropriate and obtain the approval of the U.S. Treasury Department to amend The United Illuminating Company 401(k)/Employee Stock Ownership Plan (KSOP) to provide as follows:

         (a) Commencing January 1, 2003, the Company will contribute to the KSOP shares of Company stock in an amount equal to one percent (1.0%) for each one percent (1.0%) of an employee's gross wages, up to three percent (3.0%) of such gross wages, which the employee elects to have withheld from his wages and paid into the KSOP, subject to applicable limits under the Internal Revenue Code.

         (b) Commencing January 1, 2003, the Company will contribute to the KSOP shares of Company stock in an amount equal to one-half of one percent (.50%) for each additional one percent (1.0%) of an employee's gross wages, up to an additional two percent (2.0%) of such gross wages, which the employee elects to have withheld from his wages and paid into the KSOP, subject to applicable limits under the Internal Revenue Code.

         (c)      The maximum matching contribution of sub-sections 4 (a) and 4
                  (b) shall be four percent (4.0%) of an employee's wages and will be in the form of Company stock.

         (d) Employees shall be permitted to contribute to the KSOP up to the maximum dollar limit prescribed by law.

         (e) Effective July 1, 2002, employees who are KSOP participants and who turn age 50 during the Plan year shall be eligible to make an additional contribution to the KSOP up to the following annual limits: $1,000 in 2002, $2,000 in 2003, $3,000 in 2004, and $4,000 in 2005.

         (f) Participants in the KSOP may elect to diversify up to 40% of the value of their Company stock in the KSOP.

         (g)      Effective January 1, 2003, the 25% dividend match in Section
                  3.02 (a) (3) (A) of the KSOP  will be eliminated.

         (h) The practice of making at or around the end of the Plan Year, an additional Company Matching Contribution equal to the difference, if any, between a participant's Calculated Matching Contribution and the participant's Actual Matching Contribution, as defined in Section 3.02 (a) (2) of the KSOP, shall be eliminated as of January 1, 2004.

         (i) Expenses associated with the amendment, restatement, and administration of the KSOP shall continue to be paid out of funds in the Plan and allocated as appropriate to Plan participants.

                                   ARTICLE IX
                                     SAFETY

         The Company will continue to make reasonable regulations for the safety and health of its employees during their hours of employment, and the Union agrees that it will direct its members to use the protective devices, wearing apparel and other equipment provided by the Company for the protection of employees from injury. The Union also agrees that it will encourage its members to report promptly conditions in the Company's plant that might be dangerous to employees and the public and to do all in their power to make Company property and equipment safe, sanitary and dependable. The Union's Safety Officer will serve as a standing member on the Company's Central Safety Steering Committee.

                                    ARTICLE X
                               TOOLS AND EQUIPMENT

         The Company shall furnish all proper and necessary tools which the Company requires an employee to use in the performance of his duties. When tools and equipment are furnished by the Company to an employee, he shall be responsible for their return in good condition (ordinary wear and tear excepted), and shall pay to the Company the cost of any tools lost or carelessly damaged.

                                   ARTICLE XI
                                    SENIORITY

SECTION l. The selection of employees to fill vacancies in occupational classifications and to be laid off or rehired shall be in accordance with the principles of seniority set forth in a certain document entitled "Principles of Seniority," which document, having been agreed to by the parties, is attached hereto and made a part hereof and marked Exhibit II; PROVIDED, HOWEVER, no employee shall be entitled hereunder to assignment to any occupational classification for which he is not qualified as hereinafter provided. An employee shall be considered qualified for assignment to an occupational classification if, (a) he has the ability and training necessary for the efficient performance of the work called for therein,
(b) his performance has been satisfactory and his attitude cooperative, and (c) he has no infirmity which would result in such assignment being dangerous to himself or to others or their property.

SECTION 2. Temporary reassignment of personnel and work to meet emergency conditions will be made by the Company whenever necessary without consideration of the "Principles of Seniority."

SECTION 3. Not less than 7 days prior to the effective date on which the Company proposes to promote an employee into or to fill a vacancy in an occupational classification, within Grades l to 8 inclusive or Grades E to K inclusive, for which the Union is the collective bargaining representative as provided in
Article I, Section l, or to place an employee on trial preparatory to such promotion, the Company shall post on the bulletin boards of departments affected the name of the employee and the position for which he has been selected. When an employee has been passed over for such promotion or trial, either the employee, or the Union with the employee's written consent, may, at any time prior to the effective date of such promotion or trial, request that the Company state in writing its reasons for not selecting him. At least three days prior to the proposed date of posting, the Company shall notify the appropriate Union Official of the name of the employee and the position for which he has been selected. If the Union Official so requests, prior to the posting of the notice, the Company shall postpone the posting until the seventh day after notification to the Union Official.

         In the event the Union wishes to protest the selection of such employee for the promotion or trial under consideration, the Union may submit its protest in writing as a grievance directly to a Board of Review in accordance with the provisions of Article XVII, Section 1 (c) at any time prior to the effective date of such proposed promotion or trial, and said Board of Review shall be convened not more than five days after the grievance is submitted.

         If such protest is filed by the Union, the employee selected by the Company may be temporarily assigned to the occupational classification in question pending the settlement of the grievance.

SECTION 4. If, during the term of this Agreement and pursuant to the provisions of Paragraph 5 (or pursuant to the provisions of clause (b) of the third from the last sentence of Paragraph 2) of the above-mentioned "Principles of Seniority", any full time regular employee hired before May 16, 2002 is demoted or transferred from his regular occupational classification, as the result of being excess in such regular occupational classification, to another occupational classification in a lower grade, then, in such event and subject to the following limitations and provisions, such employee's new occupational classification shall, only for the purposes of determining such employee's regular hourly rate and the scheduled, promotional and temporary assignment increases for which such employee may be eligible under Sections 3, 5 and 6, respectively, of Article II hereof and of determining any general increase for which such employee may be eligible during the term hereof, be treated as though it were in the grade in which his regular occupational classification is.

         If, during the term of this Agreement and pursuant to the provisions of Paragraph 5 (or pursuant to the provisions of clause (b) of the third from the last sentence of Paragraph 2) of the above-mentioned "Principles of Seniority", any full time regular employee hired after May 15, 2002 is demoted or transferred from his regular occupational classification, as the result of being excess in such regular occupational classification, to another occupational classification in a lower grade, then, in such event and subject to the following limitations and provisions, such employee thereafter shall continue to be paid at the regular hourly rate in effect at the time of his demotion or transfer. The employee shall not be eligible to receive General Increases under Article XXI, Section 2, nor any increases under Article II unless his rate of pay falls within the range applicable to any occupational classification to which he is assigned. Eligibility for temporary assignment pay under Article II, Section 6 (a) shall be determined by reference to the grade at which the employee is being paid at the time temporary assignment is made.

(a) The provisions of this Section 4 shall apply to an employee only so long as he is satisfactorily performing the duties of such new occupational classification.

(b) If an employee is selected to fill a vacancy in any occupational classification for which he had submitted a timely bid at the time of such demotion or transfer under the provisions of Paragraph 3 of the above-mentioned "Principles of Seniority," the provisions of this
         Section 4 shall not thereafter apply to such employee, except with respect to subsequent demotions or transfers covered hereby.

(c) If an employee, having requested assignment to one of the Company's line schools, is selected for such assignment, the provisions of this
         Section 4 shall not thereafter apply to such employee, except with respect to subsequent demotions or transfers covered hereby.

(d) An employee then receiving the benefits of this Section 4 may be selected, without regard to the provisions of Paragraph 2 of the above-mentioned "Principles of Seniority," to fill a vacancy in any occupational classification in the grade of such employee's regular occupational classification, if such employee has greater Company Service than the employee who would otherwise be selected to fill such vacancy, and if he is then able to do the work. In the event of such selection, the provisions of this Section 4 shall not thereafter apply to such employee, except with respect to subsequent demotions or transfers covered hereby.

                                   ARTICLE XII
                                   MANAGEMENT

         Except as otherwise provided in this Agreement, nothing in this Agreement shall be deemed to limit the Company in any way in the exercise of the regular and customary functions of management, including, among other things, the direction of the working forces; the establishment of methods of operation; the promotion and demotion of employees; the establishment of plans for increased efficiency; the adoption and maintenance of engineering standards and standards of performance and quality; the right to hire, suspend or discharge for proper cause; the right to select or employ supervisory employees, including foremen and their assistants; the right to transfer or relieve from duty because of lack of work; the right to determine from time to time the number of hours worked per day and per week; and the right to establish and enforce rules and regulations pertaining to personal conduct and deportment of employees. The provisions of this Article shall not be used arbitrarily or capriciously as to any employee or for the purpose of discriminating in any manner against the Union or its members.

                                  ARTICLE XIII
                              CONTRACTING OUT WORK

SECTION l. The Company will not contract out any work which its employees are capable of performing by virtue of their work in their respective occupational classifications, except in cases of emergency, necessity, peaks of work, or special projects creating a temporary need for substantial additional manpower and/or equipment, or in those instances when the use of contractors will increase efficiency, ensure reliability of service, or reduce costs; and in no event will the Company contract out any work which its employees are then performing if the contracting out of such work would directly result in the layoff of the employees performing such work.

SECTION 2. If the Company proposes to contract out any work which its employees are capable of performing by virtue of their work in their respective occupational classifications, the Company will notify the Union of the proposed work and will state its reasons for contracting it out. Such notice will be given either in advance of the commencement of the work or, in an emergency, within a reasonable time thereafter.

                                   ARTICLE XIV
                                 UNION SECURITY

SECTION l. The Company agrees that those employees who are members of the Union as of the effective date of this Agreement, or who hereafter become members of the Union, shall remain members of the Union in good standing as a condition of employment. An employee shall be deemed to have maintained Union membership in good standing if he shall have tendered the periodic dues uniformly required as a condition of acquiring or retaining Union membership.

SECTION 2. Employees may withdraw from membership in the Union during the fifteen-day period between October 8 and October 22 inclusive in each calendar year hereafter, and as of October 22 in each calendar year the Union shall furnish the Company with a notarized list of its members in good standing as of that date. The Union agrees that neither it nor any of its officers or members will intimidate or coerce employees into joining the Union or continuing their membership therein.

SECTION 3. As a condition of employment, all employees hired on or after June 8, l962, shall, from and after the time of employment on a regular basis, and all employees who hereafter resign from the Union in accordance with the provisions of Section 2, shall, from and after the time of resignation, pay to the Union the amount of dues payable by Union members.

SECTION 4. On October 8 in each calendar year hereafter, the Company shall post upon Company bulletin boards a notice in the form attached hereto and marked
Exhibit III.

                                   ARTICLE XV
                             DEDUCTION OF UNION DUES

SECTION l. The Company agrees that upon the individual written request of any employee in the form attached hereto and marked Exhibit IV, it will on the first regular payday following receipt of such written request and on every regular payday thereafter deduct such amount as the President of the Union shall from time to time certify to the Company as being the weekly dues which have been established as payable in accordance with the Constitution and By-Laws of the Union, provided such an amount is owing to said employee on said payday. The President of the Union shall from time to time notify the Company of the proper amount to be deducted hereunder as Union dues of said employee, and shall certify that such deduction has been authorized in accordance with the Constitution and By-Laws of the Union.

SECTION 2. The sums of money so deducted shall be paid by the Company, via check or wire transfer, to the Union, whose Treasurer shall give the Company receipts therefor. It shall be the duty of the Union to certify to the Company in writing in a manner reasonably satisfactory to the Company the name and address of said Treasurer and any changes in that office. Each receipt signed by said Treasurer shall constitute a complete release and discharge of the Company as to any sums covered in said receipt.

SECTION 3. All written requests of the employees referred to in Section l of this Article shall terminate automatically upon the termination of this Agreement, and any such written request shall be revocable at any time as to future deductions by written notice by the employee to the Company.

SECTION 4. The Union agrees to indemnify and save harmless the Company for any sums which the Company is required to pay as the result of a claim that the sums of money herein referred to have been illegally deducted.

SECTION 5. On or before October l5th of each year, the Company will furnish the Union with a list of employees for whom it has Dues Deduction Authorization Forms as of September 30th.

                                   ARTICLE XVI
                                 BULLETIN BOARDS

         The Company will permit the reasonable use by the Union of the regular bulletin boards of the Company for the purpose of notifying members of the Union of :

                1. Meetings of the Union,
                2. Union elections,
                3. Social, educational or recreational affairs of the Union.

         No such notice shall contain any wording or implication critical of the Company or its policies or of any other person or organization. Each such notice shall be submitted to and approved by the Company before being posted.

                                  ARTICLE XVII
                               GRIEVANCE PROCEDURE

SECTION 1. During the life of this Agreement there shall be no strike, slowdown, suspension or stoppage of work in any part of the Company's operations by employees or any employee, nor any lockout by the Company in any part of the Company's operations. Should any differences arise between the Company and the Union or its members, an earnest effort shall be made to settle such differences in the following manner, including application of the principles of mutual gains bargaining at steps (a) and (b):

(a) First, within thirty days of the occurrence of the incident leading to the difference, between the employee or employees involved and his or their immediate supervisor, or between a steward selected by the Union to represent the employee or employees and said supervisor.

(b) If the grievance is not adjusted with the supervisor within seven days, then within ten days thereafter the individual employee or group of employees may take the matter up directly with the next level of Management as designated by the respective Business Area representative on the Company Negotiating Committee, or the grievance may be reduced to writing and signed by the employee or employees and the appointed steward and then taken up by the steward with the same designated level of Management.

(c)      If the grievance is not adjusted with Management as specified in
         Section 1 (b) within three days, then within ten days thereafter either party may submit notice of the grievance in writing to a Board of Review composed of the respective Business Area representative on the Company Negotiating Committee (or an authorized designee), one other member of the Company Negotiating Committee, a Labor Relations staff member, and the standing members of the Union Negotiating Committee by mailing same in accordance with the provisions of Article XX. Said Board will either finally dispose of the matter upon the mutual agreement of the Company and Union representatives, or either party may submit it to arbitration.

(d) If any grievance involving an interpretation of the meaning of the provisions of this Agreement is not adjusted within twelve days after the meeting of the Board of Review at which the grievance is submitted, then within thirty days thereafter either party may submit such grievance to the American Arbitration Association. The American Arbitration Association shall appoint a neutral arbitrator in accordance with its then prevailing rules governing labor arbitrations. The arbitrator's decision shall be rendered within 90 days after the conclusion of the hearing and the filing of briefs, and shall be final and binding. Each party shall pay one-half of the fee and expenses of the arbitrator.

(e) Either party may appeal to the Federal Mediation and Conciliation Service for mediation and conciliation, but such mediation and conciliation shall not be a cause for delay of such arbitration.

(f) Any grievance not taken to the next step within the time limit may be deemed to be settled, unless the parties mutually agree in writing to extend the time limit for a particular step.

(g) In determining the time limits herein, Saturdays, Sundays and holidays shall be excluded.

SECTION 2. The Union shall have the right to submit a grievance involving suspension, layoff, or discharge directly to a Board of Review in accordance with the provisions of Section 1 (c) and said Board of Review shall be convened not more than five days after the grievance is submitted.

SECTION 3. The question of whether or not the Company shall pay the employee back pay for the period covered by such suspension, discipline, layoff or discharge if such suspension, discipline, layoff or discharge shall ultimately be held to have been wrongful may be considered as part of the grievance.

SECTION 4. When considering an employee's prior record for the purpose of determining the penalty to be applied in a current disciplinary action, any previous offense more than three years old shall be ignored if it did not result in disciplinary suspension, and the weight to be accorded any other previous offense shall depend on the remoteness of such other offense and on the nature of the employee's record since then.


                                  ARTICLE XVIII
                          EQUAL EMPLOYMENT OPPORTUNITY

SECTION l. The Company and the Union endorse the principles and objectives of the state and federal equal employment opportunity laws. Both the Company and the Union will cooperate affirmatively to ensure that the terms and conditions of this Agreement will be administered without discrimination in regard to race, color, religious creed, age, sex, national origin, ancestry, marital status, sexual orientation, disability, and veteran status. The Company and the Union will also provide reasonable accommodations for qualified employees with a disability in accordance with applicable law.

SECTION 2. There shall be an Equal Employment Opportunity Committee consisting of two representatives of the bargaining unit designated by the Union and two representatives of the

Company designated by the Company. The Committee shall meet periodically as needed (but not less than twice each year) to discuss the administration of the Agreement pursuant to Section l above. In addition, the Committee shall meet at the request of a bargaining unit employee who believes that he has been the subject of discrimination prohibited under Section 1. If the Committee, after meeting with the employee, believes further consideration of the complaint is warranted, it shall refer the matter to appropriate Company officials for investigation. Nothing in this Section 2 shall alter or limit the rights of the employee under the Grievance Procedure, Article XVII.

                                   ARTICLE XIX
                            GOVERNMENTAL REGULATIONS

         If any provision of this Agreement shall be rendered invalid by operation of law, the remainder of this Agreement shall remain in full force and effect.

                                   ARTICLE XX
                           NOTICES AND CERTIFICATIONS

         All notices and certifications shall be deemed to have been fully and completely served or made by the Company when sent by registered mail addressed to James L. Murray, President, Local 470-l of the Utility Workers Union of America, AFL-CIO, P.O. Box 1497, New Haven, Connecticut 06506, and by the Union when sent by registered mail to Susan E. Mullen, Senior Human Resources Executive, The United Illuminating Company, P.O. Box 1564, New Haven, Connecticut 06506-0901, unless either party hereto shall have substituted by written notice a different name or address at least five days before any such notice or certification is mailed.

                                   ARTICLE XXI
                              DURATION OF AGREEMENT

SECTION l. This Agreement shall be effective as of June 9, 2002. It shall remain in effect through May l5, 2005, and shall thereafter be renewed automatically for yearly periods from year to year until canceled in accordance with the provisions of Section 3 of this Article.

SECTION 2. All General Increases provided for in this Agreement shall be effective on the Sunday nearest the effective date of this Agreement or the anniversary thereof, as set forth in Exhibit I, Schedule A, and all General Increases provided for in any successor agreement shall be effective on the Sunday nearest the effective date of such successor agreement or the anniversary thereof, regardless of whether the nearest Sunday precedes or follows the effective date of any such successor agreement or the anniversary thereof.

SECTION 3. At least sixty days but not more than seventy days before each annual renewal date commencing May l6, 2005, either party shall submit to the other party in writing notice of its desire to terminate or modify this Agreement, together with any proposed amendments or revisions to this Agreement. Not later than forty-five, nor more than sixty days prior to said renewal date, representatives of the Company and the Union shall meet to consider such proposed amendments or revisions. In the absence of such notification of cancellation, this Agreement shall be automatically renewed for yearly periods from year to year with such changes and amendments, if any, as have been agreed upon prior to the last date on which notice of cancellation of this Agreement could have been given.

SECTION 4. (a) In the event of a consolidation or merger, or in the event of the sale of the Company's operations, the Company shall require any successor corporation or purchaser to assume the terms and conditions of this Agreement with respect to all of the employees of the Company who are in the bargaining unit at the time of such consolidation, merger or sale.

         (b) Effective May 16, 2002, in the event of a sale of a significant part of the Company's operations, the Company agrees that it will require the purchaser of such operations to offer employment to all affected employees.

         Employees who do not accept such employment and who, after being assigned to the Company-wide pool, are laid off by the Company, and other employees who are laid off by the Company as a result of the sale, shall receive severance payments in an amount equal to one year's pay (i.e., 2080 hours' pay at their regular hourly rate or 52 weeks' pay at their regular weekly rate). These payments shall be in lieu of the severance payments set forth in Exhibit II for Article XI.

         IN WITNESS WHEREOF, the parties have executed this Agreement at New Haven, Connecticut, this 17th day of September, 2002.

        LOCAL 470-L OF THE UTILITY WORKERS UNION OF AMERICA, AFL-CIO

                By:  James L. Murray, PRESIDENT


                     Joseph W. Rydzy, EXECUTIVE VICE PRESIDENT


           Attest:  Doreen Arpino, VICE PRESIDENT - CLIENT FULFILLMENT/CLIENT
                     SERVICES/FINANCE


                     Moses A. Rams, VICE PRESIDENT  - ELECTRIC SYSTEM


                     Mary Ann Fortin, CHIEF STEWARD, CLIENT FULFILLMENT/CLIENT SERVICES/FINANCE & ACTING RECORDING SECRETARY, LOCAL 470-1


                     Joseph Sammarco, CHIEF STEWARD, STANDARD FIELD

        THE UNITED ILLUMINATING COMPANY

                By:  Susan E. Mullen, SENIOR HUMAN RESOURCES EXECUTIVE


                     Richard J. Reed, VICE PRESIDENT ELECTRIC SYSTEM


                     Gregory E. Sages, VICE PRESIDENT FINANCE AND CFO


                     Joseph D. Thomas, GENERAL MANAGER CLIENT FULFILLMENT


                     William J. Manniel, PROCESS LEADER EMPLOYEE RELATIONS


          Approved:  John F. Holland, NATIONAL REPRESENTATIVE
                     UWUA, AFL-CIO

                                 EXHIBIT I
                                 SCHEDULE A
                           Effective June 9, 2002
                          WEEKLY RATES OF PAY FOR
                        OCCUPATIONAL CLASSIFICATIONS

                        GRADE    MINIMUM    MAXIMUM
                        ---------------------------

                          A      $348.00    $439.60
                          B      $354.40    $466.80
                          C      $423.20    $502.80
                          D      $501.20    $582.40
                          E      $544.00    $632.00
                          F      $581.60    $669.60
                          G      $626.40    $722.00
                          H      $670.40    $769.60
                          I      $722.80    $825.20
                          J      $774.40    $880.80
                          K      $846.80    $960.40
                          L      $912.40  $1,048.80
                          M      $996.40  $1,145.20
                          -------------------------


                           HOURLY RATES OF PAY FOR
                         OCCUPATIONAL CLASSIFICATIONS

                         GRADE   MINIMUM    MAXIMUM
                         --------------------------
                           1B    $24.63     $28.31
                           1A    $23.46     $26.96
                           1     $22.91     $25.68
                           2     $22.03     $24.81
                           3     $21.20     $23.90
                           4     $20.08     $22.67
                           5     $18.88     $21.49
                           6     $17.87     $20.35
                           7     $16.83     $19.30
                           8     $16.03     $18.40
                           9     $13.76     $17.64
                          10     $13.20     $16.91
                          11     $12.71     $16.34
                          12     $12.35     $15.91
                          13     $12.04     $15.49
                          ------------------------

                                  EXHIBIT I
                                  SCHEDULE A
                            Effective May 18, 2003
                           WEEKLY RATES OF PAY FOR
                         OCCUPATIONAL CLASSIFICATIONS

                         GRADE   MINIMUM    MAXIMUM
                         --------------------------

                           A     $379.20    $473.20
                           B     $385.60    $501.60
                           C     $456.40    $538.40
                           D     $536.80    $620.40
                           E     $580.80    $671.60
                           F     $619.60    $710.40
                           G     $665.60    $764.40
                           H     $711.20    $813.20
                           I     $765.20    $870.40
                           J     $818.40    $928.00
                           K     $892.80  $1,010.00
                           L     $960.40  $1,100.80
                           M   $1,046.80  $1,200.00
                           ------------------------


                             HOURLY RATES OF PAY FOR
                         OCCUPATIONAL CLASSIFICATIONS

                         GRADE   MINIMUM    MAXIMUM

                          1B     $25.88     $29.67
                          1A     $24.68     $28.28
                          1      $24.11     $26.97
                          2      $23.21     $26.07
                          3      $22.35     $25.13
                          4      $21.20     $23.87
                          5      $19.96     $22.65
                          6      $18.92     $21.48
                          7      $17.85     $20.39
                          8      $17.03     $19.47
                          9      $14.69     $18.68
                          10     $14.11     $17.93
                          11     $13.61     $17.35
                          12     $13.24     $16.90
                          13     $12.92     $16.47
                          ------------------------

                                  EXHIBIT I
                                 SCHEDULE A
                           Effective May 16, 2004
                           WEEKLY RATES OF PAY FOR
                         CCUPATIONAL CLASSIFICATIONS

                         GRADE   MINIMUM    MAXIMUM
                         --------------------------

                           A     $411.20    $508.00
                           B     $417.60    $537.20
                           C     $490.80    $575.20
                           D     $573.60    $659.60
                           E     $618.80    $712.40
                           F     $658.80    $752.40
                           G     $706.00    $808.00
                           H     $753.20    $858.00
                           I     $808.80    $917.20
                           J     $863.60    $976.40
                           K     $940.00  $1,060.80
                           L   $1,010.00  $1,154.40
                           M   $1,098.80  $1,256.80
                           ------------------------


                            HOURLY RATES OF PAY FOR
                         OCCUPATIONAL CLASSIFICATIONS

                         GRADE   MINIMUM    MAXIMUM
                         --------------------------

                           1B    $27.17     $31.08
                           1A    $25.94     $29.64
                           1     $25.35     $28.29
                           2     $24.42     $27.37
                           3     $23.54     $26.40
                           4     $22.35     $25.10
                           5     $21.07     $23.84
                           6     $20.00     $22.64
                           7     $18.90     $21.52
                           8     $18.06     $20.57
                           9     $15.65     $19.76
                           10    $15.05     $18.98
                           11    $14.53     $18.39
                           12    $14.15     $17.92
                           13    $13.82     $17.48
                           ------------------------

                                      EXHIBIT I
                                     SCHEDULE B
                            OCCUPATIONAL CLASSIFICATIONS

OCCUPATIONAL TITLE                                                    CODE NO.
--------------------------------------------------------------------------------
Administrative Clerk..................................................1672 - G
Administrative Clerk I................................................1678 - D
Administrative Clerk II...............................................1675 - E
Administrative Relief Clerk...........................................8123 - I
Administrative Transmission & Substation Clerk........................8125 - I
Bill Analyst Working Leader...........................................2017 - K
Building Services Working Leader......................................3767 - 4
Cable Splicer First Class.............................................7940 - 2
Chief Mechanic........................................................762l - 2
Clerical Assistant....................................................2004 - C
Clerk -- Customer Accounts Receivable.................................2014 - G
Client Relations Center Associate "A".................................7291 - I
Client Relations Center Associate "A" (Bilingual) ....................7295 - I
Client Relations Center Associate "B".................................7292 - H
Client Relations Center Associate "B" (Bilingual).....................7296 - H
Client Relations Center Working Leader................................7290 - J
Client Relations Center Working Leader (Bilingual)....................7297 - J
Collections Administrative Representative.............................1981 - I
Collections Administrative Representative (Bilingual).................1982 - I
Collections Field Tech II.............................................8343 - 7
Collections Field Tech I..............................................8342 - 4
Cost Analyst..........................................................3255 - J
Customer Electrician..................................................8406 - 2
Drafter...............................................................4865 - J
Electric System Maintenance Worker....................................8636 - 4
Field Tech I..........................................................8380 - 3
Field Tech II.........................................................8440 - 5
Field Tech III........................................................8400 - 7
Garage Attendant......................................................7690 -12
Garage Mechanic First Class...........................................7650 - 3
Garage Mechanic Helper................................................7670 - 9
Garage Mechanic Second Class..........................................7660 - 6
Garage Parts & Repair Mechanic........................................7680 - 7
GIS Assistant I.......................................................4786 - H
GIS Assistant II......................................................4787 - I
Glove Lab Technician       ...........................................7745 - 7
Ground Level Facility Inspector.......................................8407 - 8
Junior Drafter........................................................4880 - H
Junior Field Technician I.............................................4940 - H
Junior Field Technician II............................................4980 - I
Line Group Leader.....................................................78l0 - l

OCCUPATIONAL TITLE                                                    CODE NO.
--------------------------------------------------------------------------------
Line Trouble Shooter..................................................7800 - 2
Line Worker First Class...............................................7770 - 2
Logistics Specialist "A"..............................................3540 - 5
Logistics Specialist "B"..............................................3660 - 8
Logistics Working Leader..............................................3535 - K
Meter/Equipment Stager................................................8410 - 9
Meter Lab Tech...       ..............................................8420 - 6
Meter Reader Outlying Area............................................2745 - 9
Meter Re-Reader.......................................................2755 - 9
Office Maintenance Helper.............................................3765 - 8
Office Maintenance Specialist.........................................3766 - 6
Power Delivery Apprentice.............................................7776 - 5
Power Delivery Construction Specialist................................7772 - 2
Power Delivery Equipment Specialist...................................7935 - 5
Power Delivery Equipment Specialist Helper............................7930 - 9
Power Delivery Helper.................................................7779 - 9
Power Delivery Splice Specialist......................................7774 - 2
Power Delivery Trouble Shooter  ......................................7769 - 2
Power Delivery Working Leader.........................................7767 - 1
Residential Collections Representative................................1971 - H
Residential Collections Representative (Bilingual)....................1973 - H
Revenue Control Clerk.................................................1995 - H
Revenue Control Working Leader........................................1996 - J
Senior Administrative Clerk...........................................1670 - H
Senior Administrative Relief Clerk....................................8124 - J
Senior Drafter........................................................4851 - K
Senior Residential Collections Representative.........................1972 - I
Senior Residential Collections Representative (Bilingual).............1974 - I
Sourcing Support Specialist "A".......................................3530 - I
Sourcing Support Specialist "B".......................................3529 - F
Special Bill Analyst..................................................2015 - G
Special Bill Analyst Senior...........................................2016 - I
Standard Field Working Leader.........................................8385 - 2
Standard Resource Clerk...............................................8350 - H
Standard Work-In-Progress Representative..............................7265 - H
Substation Electrician - Construction & Maintenance...................8220 - 2
Substation Electrician Second Class...................................8190 - 5
Substation Electrician Specialist.....................................8260 - l
Substation Electrician Third Class....................................8195 - 9
Substation Utility Worker.............................................8635 - 6
Telephone Operator....................................................7380 - E
Underground Inspector.................................................7925 - 6
Underground Working Leader............................................7970 - 2

                            EXHIBIT II FOR ARTICLE XI
                             PRINCIPLES OF SENIORITY

         Pursuant to the provisions of Section l of Article XI of the current Agreement between the Company and the Union, and subject to the proviso therein stated, the following principles of seniority shall apply:

         l. Each full-time regular and each full-time temporary employee covered by said Agreement, upon completion of his probationary period, shall accumulate seniority of the following types:

(a) Classification Seniority based on the employee's service in his current occupational classification.

(b)      Company Service based on the employee's service with the Company.

         2. Sequences of Promotion are hereby established as set forth in certain charts attached hereto, made a part hereof and hereinafter referred to as "said charts." In selecting an employee to fill a vacancy in any occupational classification, the principle of seniority to be applied is as follows:

(a) In filling a vacancy in an occupational classification forming a part of a Sequence of Promotion, other than the lowest rated occupational classification in such Sequence of Promotion:

         (i) Employees assigned to the same occupational classification elsewhere in the Company shall, upon request, receive first consideration for filling such vacancy, on the basis of Classification Seniority.

         (ii) Employees assigned to the occupational classification immediately preceding it in such Sequence of Promotion shall receive second consideration for filling such vacancy, on the basis of Classification Seniority.

         (iii) Once all current employees have been considered for filling such vacancy in accordance with (i) and (ii) above, a qualified individual may be hired to fill the open occupational classification. To be considered qualified under Article XI,
                Section 1, the individual must meet all requirements of the classification as of the date of hire, which, for a classification in a time-and-merit Sequence of Promotion, would include the documented equivalent level and length of experience required for the classification, as well as the satisfactory completion of all tasks and/or work orders specified in the respective time-and-merit training manual.

         Within forty-five calendar days of an employee being selected to fill a vacancy, which may extend to sixty days in extenuating circumstances, the individual will be released from his current occupational classification to occupy the vacant one. If the foregoing forty-five day period is extended, the employee shall receive any increase in his rate of pay to which he may be entitled under Article II, Section 5 upon the expiration of the forty-five day period. Such increase in pay shall not be construed to reduce the length of any trial period applicable to the employee under Article II, Section 5 (b).

(b) In filling a vacancy in the lowest rated classification in any Sequence of Promotion or in any occupational classification not forming a part of a Sequence of Promotion:

         (i) Employees assigned to the same occupational classification elsewhere in the Company shall, upon request, receive first consideration for filling such vacancy, on the basis of Classification Seniority.

         (ii) Employees assigned to the Company-wide Pool and employees who have submitted a timely bid for such occupational classification shall receive second consideration for filling such vacancy, on the basis of Company Service.

         For purposes of this Paragraph 2, each laid-off employee shall be considered as having submitted a timely bid for each occupational classification in which a vacancy occurs while he is laid off.

         In the case of any employee who (a) is no longer able to do satisfactorily the work in his regular occupational classification because of his mental or physical condition, or (b) becomes an excess employee in his regular occupational classification as a result of the Company's having changed its methods or equipment, such employee may, notwithstanding the provisions of this Paragraph 2, be selected to fill a vacancy in any occupational classification, the work in which he is then able to do, if such employee has greater Company Service than the employee who would otherwise be selected to fill such vacancy. If the employee declines an assignment to such an occupational classification, he shall thereafter receive only the regular hourly rate of the occupational classification in which he is then working.

         If a vacancy should occur in an occupational classification at a time when one or more employees are receiving the benefits of Section 4 of Article XI of the current Agreement between the Company and the Union, as the result of having been demoted or transferred therefrom, as excess therein, to other occupational classifications in lower grades, then, notwithstanding the provisions of this Paragraph 2(a) or 2(b), such employees shall receive first consideration for filling the vacancy in such occupational classification on the basis of their respective Classification Seniorities in it at the time of their respective demotions or transfers from it.

(c) Notwithstanding any other provision in these Principles of Seniority, if a vacancy occurs in a full-time Client Relations Center Associate "B" classification for which Standard Resource Clerks are considered, part-time Client Relations Center Associates "A" and "B" shall be considered, along with such Standard Resource Clerks, for filling the vacancy on the basis of their Classification Seniority. For the purpose of filling the aforesaid vacancy only, the Classification Seniority for such part-time employees shall include one-half of the employee's service as a part-time Client Relations Center Associate "A" and "B," and any prior full-time service as a Client Relations Center Associate "A" and "B," provided there has been no break in service. Thereafter, such employee's Classification Seniority and Company Service for all purposes (except for

         Article V and VIII) shall commence on the date the part-time employee began full-time service as a Client Relations Center Associate "B."

         3. Vacancies in occupational classifications will be posted on the Company's electronic bulletin board system and on regular bulletin boards at designated Company locations for a period of ten working days. Employees desiring to bid for such occupational classification may submit a written bid for that classification, on a form provided by the Company for such purpose, within the posting period.

         4. It is the mutual desire of the Company and the Union that able employees should have the opportunity to advance through the Sequences of Promotion. Whenever normal advancement through any occupational classification is blocked or seriously impaired by the assignment thereto of employees who have proven themselves unwilling to advance further, the Company may, upon five days notice to the Union, require such employees to accept promotion or demotion, as appropriate to the extent necessary to open such occupational classification for normal advancement through it. The provisions of this Paragraph 4, if applied in any occupational classification, shall be applied to the employees therein in the reverse order of their Classification Seniority, i.e., first to the employee with the least Classification Seniority. The provisions of this Paragraph 4 shall not be so applied as to require any employee to accept promotion or demotion from the occupational classification to which such employee is assigned as of the date hereof.

         5. In the event that it is necessary at any time for the Company to reduce the number of employees in any occupational classification, eliminate any occupational classification, or lay off employees, the following principles of seniority and employment protections shall apply:

(a) Prior to May 15, 2003, the Company shall not layoff any employee employed as of May 16, 2002.

(b) During the second and third years of this Agreement (between May 16, 2003 and May 15, 2005), the Company shall not layoff any employee with 14 or more years of Company Service as of May 1, 2003, but any such employee who would, except for this proviso, be laid off may be transferred by the Company to any other occupational classification in which a vacancy then exists and the work in which he is then able to do, without regard to the provisions of Paragraph 2 hereof. The employment protections set forth in this subparagraph (b) shall not extend beyond the expiration of this Agreement.

(c) If employees are to be excessed in any occupational classification forming a part of a Sequence of Promotion (other than the Company-wide
         Pool) or in any miscellaneous occupational classification not forming a part of a Sequence of Promotion, employees who are in that Sequence of Promotion or miscellaneous occupational classification and who were hired after May 16, 2002, will be laid off in reverse order of their Company Service.

(d) If the provisions of Paragraph 5 (c) have been met and if employees hired before May 16, 2002, are to be excessed in a Sequence of Promotion or miscellaneous occupational classification, those having the least Classification Seniority shall be demoted to the next lower occupational classification in the applicable Sequence of Promotion, if any, otherwise to the Company-wide Pool. Such employee may be assigned to displace an employee who has fewer years of Company Service and who is then the junior most employee (in terms of Company Service) assigned to an entry level occupational classification in a Sequence of Promotion or otherwise, the work of which the senior employee is able to do, in which case the displaced employee shall be demoted to the Company-wide Pool and shall be subject to layoff in accordance with the provisions of this Paragraph 5. Layoffs among employees hired before May 16, 2002 shall be in reverse order of their Company Service regardless of their current occupational classification, i.e., the employee with the least Company Service first, and shall occur only after employees hired since May 16, 2002 have been laid off first.

(e) Any employee hired before May 16, 2002 and identified for layoff under subparagraph (d) shall further be offered, in lieu of layoff, the option of displacing a part-time employee assigned to an occupational classification the work of which the full-time employee is able to do, and of assuming the hours of the part-time employee, in which case the displaced part-time employee shall be subject to layoff.

(f) Any employee laid off during the term of the current Agreement between the Company and the Union under the provisions of this Paragraph 5 shall have the option of electing at any time within fourteen days after such layoff, by written notice addressed to the Company's Human Resources Department, 157 Church Street, New Haven, CT 06506-0901, to receive, in lieu of all other rights as a laid-off employee, a separation allowance. In the event such employee elects to receive a separation allowance, such separation allowance shall be in an amount equal to eighty hours' pay at his regular hourly rate (or two week's pay at his regular weekly rate, as the case may be) plus an additional forty hours' pay at his regular hourly rate (or an additional week's pay at his regular weekly rate, as the case may be) for each full year of his Company Service. Any employee electing to receive a separation allowance hereunder shall thereupon be deemed to have resigned his employment with the Company for all purposes and, if thereafter at any time re-employed by the Company, shall be deemed to be a "new" employee for all purposes. Laid-off employees not electing to receive a separation allowance hereunder shall be considered for recall in the order of their Company Service. Notice of recall shall be given by mailing, registered mail, return receipt requested, a recall notice addressed to the employee being recalled at his most recent address as shown on the Company's records. A copy of each such recall notice shall be sent to the Union by the Company. The Company shall not hire any new employee for assignment to any occupational classification until all laid-off employees then having Company Service and then able to perform the work in such occupational classification have been recalled to work.

         6. In measuring an employee's Classification Seniority and Company Service, the following rules shall apply:

(a) No period in excess of three months during which an employee was absent from work because of layoff, suspension or leave of absence without pay (other than for sickness or injury) and no period in excess of one year during which an employee was absent from work because of leave of absence without pay for sickness or injury shall be included;

         provided, however, this exclusion shall not apply in the case of military leaves of absence if such employee applies for reinstatement within the time limits specified under applicable provisions of Federal or State law.

(b) An employee shall lose all Classification Seniority and Company Service theretofore accumulated if he:

         (1) resigns or quits,
         (2) is discharged for cause,
         (3) is not recalled to work within one hundred and four weeks after being laid off,
         (4) fails to return to work from layoff within the period designated in his recall notice,
         (5) or is absent from work for seven consecutive days without proper notice, unless his failure to give notice is excused by the Company.

(c) If, in connection with a layoff or reduction in the work force in any occupational classification, an employee is demoted, he shall assume in the occupational classification to which demoted, in addition to such Classification Seniority as he may previously have had in it, such Classification Seniority as he may have accumulated in the occupational classification or classifications from or through which he is so demoted.

(d) An employee's Classification Seniority in an occupational classification that is one of two or more occupational classifications from all of which direct promotions are normally made to another occupational classification, as set forth in the appropriate Sequence of Promotion, shall include his Classification Seniority in all such two or more occupational classifications.

(e) If two or more employees have equal Classification Seniority, seniority as between those employees shall be determined by comparing seniority in the following categories consecutively until the tie is broken:

         (1) Classification Seniority in successively lower occupational classifications, to the lowest rated occupational classification in the Sequence of Promotion.
         (2) Company Service.

         If seniority is still equal, the employee with the lowest social security number shall be considered senior.

(f) An employee who is employed in a Sequence of Promotion at a time when another individual is hired directly from outside the Company into a higher rated job classification in the Sequence shall, for purposes of promotion and roll-back only, be deemed to have one day's greater Classification Seniority than the individual hired directly into the Sequence.

         7. For the purpose of applying subparagraphs (a) and (b) of Paragraph 2 and subparagraphs (a) and (b) of Paragraph 5, the corresponding departments in all geographical areas shall be deemed to be merged and shall be treated as single departments on a Company-wide basis, and the corresponding Sequences of Promotion in such corresponding departments shall be deemed to be merged and shall be treated as single Sequences of Promotion on a Company-wide basis; provided, however, if the Company in connection with assuming the operation of any utility plant or system should employ persons theretofore employed by the previous operator of such utility plant or system, the provisions of this Paragraph 7 shall not apply to such persons.

         8. (a) A Power Delivery Helper shall be deemed to have satisfied clause
(a) of Section 1 of Article XI, and a vacancy in the occupational classification of Power Delivery Apprentice shall be deemed to exist for that employee for the purpose of Section 1 of Article XI, subject to the following terms and conditions:

(i) The employee shall have performed satisfactorily as a Power Delivery Helper for at least one year.

(ii) The employee shall have satisfactorily completed, with a passing grade of 70% or better, all of the required classroom topics set forth in the Power Delivery Helper section of the Power Delivery Time & Merit Progression Program manual and any subsequent revisions to the manual that the Company may issue from time to time.

(iii) The employee shall have satisfactorily demonstrated that he has the skills and knowledge necessary to complete the work orders and tasks in the Power Delivery Helper section of the Power Delivery Time & Merit Progression Program manual and any subsequent revisions of the manual that the Company may issue from time to time.

         (b) A Power Delivery Apprentice shall be deemed to have satisfied clause (a) of Section 1 of Article XI, and a vacancy in the occupational classification of Power Delivery Construction Specialist shall be deemed to exist for that employee for the purpose of Section 1 of Article XI, subject to the following terms and conditions:

(j) The employee shall have performed satisfactorily as a Power Delivery Apprentice for at least three and one-half years.

(ii) The employee shall have satisfactorily completed, with a passing grade of 70% or better, all of the required classroom topics set forth in the Power Delivery Apprentice section of the Power Delivery Time & Merit Progression Program manual and any subsequent revisions to the manual that the Company may issue from time to time.

(iii) The employee shall have satisfactorily demonstrated that he has the skills and knowledge necessary to complete the work orders and tasks in Power Delivery Apprentice section of the Power Delivery Time & Merit Progression Program manual and any subsequent revisions of the manual that the Company may issue from time to time.

         (c) All employees entering the Power Delivery Sequence as a Power Delivery Helper (J-9) will be required to progress to Power Delivery Apprentice (J-5), and ultimately to Power Delivery Construction Specialist (J-2) in accordance with the requirements and timetables set forth in the Power Delivery Time & Merit Progression Program Manual.

         (d) An employee who does not satisfactorily complete all required work orders, tasks, and classroom training will not be eligible for promotion to Power Delivery Apprentice or Power Delivery Construction Specialist for a period of six months. During this six-month period, the employee will be provided with additional training to address areas of deficiency. At the conclusion of the six months of re-training, the employee will be afforded the opportunity to re-take and pass the applicable work order/task demonstrations or classroom tests. If unsuccessful, the employee will receive a final six-month re-training period. At the end of this period, if the employee still does not satisfactorily complete all of the program requirements, the Company, following discussion with the Union, will transfer the individual from the Power Delivery Sequence as follows:

(i) A Power Delivery Helper will be transferred to the Power Delivery Equipment Specialist Helper classification and will be assigned a new Classification Seniority date that is the effective date of the transfer.

(ii) A Power Delivery Apprentice will be transferred to the Power Delivery Equipment Specialist classification and will be assigned a new Classification Seniority date that is the effective date of the transfer.

         9. A Substation Electrician 3rd Class shall be deemed to have satisfied clause (a) of Section 1 of Article XI, and a vacancy in the occupational classification of Substation Electrician 2nd Class shall be deemed to exist for that employee for the purpose of Section 1 of Article XI, subject to the following terms and conditions:

(a) The employee shall have performed satisfactorily as a Substation Electrician 3rd Class for at least twelve months.

(b) The employee shall have satisfactorily completed, with a passing grade of 70% or better, all of the required classroom topics set forth in the "Substation Electrician Third Class Manual," and any subsequent revisions to the Manual which the Company may issue from time to time.

(c) The employee shall have satisfactorily demonstrated that he has the skills and knowledge necessary to complete the work orders and tasks in the "Substation Electrician Third Class Manual," and any subsequent revisions of the Manual which the Company may issue from time to time.

         A Substation Electrician 2nd Class shall be deemed to have satisfied clause (a) of Section 1 of Article XI, and a vacancy in the occupational classification of Substation Electrician - Construction and Maintenance shall be deemed to exist for that employee for the purpose of Section 1 of Article XI, subject to the following terms and conditions:

(a) The employee shall have performed satisfactorily as a Substation Electrician 2nd Class for at least four years.

(b) The employee shall have satisfactorily completed, with a passing grade of 70% or better, all of the required classroom topics set forth in the "Substation Electrician Second Class

         Manual," and any subsequent revisions to the Manual which the Company may issue from time to time.

(c) The employee shall have satisfactorily demonstrated that he has the skills and knowledge necessary to complete the work orders and tasks in the "Substation Electrician Second Class Manual," and any subsequent revisions of the Manual which the Company may issue from time to time.

         The Company shall establish training and evaluation programs, provide the necessary personnel and facilities, and permit participation by eligible employees during normal working hours, but not to an extent that will interfere with the Company's customary operations.

                           EXHIBIT III FOR ARTICLE XIV

                      STATEMENT WITH RESPECT TO MAINTENANCE
                     OF MEMBERSHIP AND AGENCY SHOP PROVISION
                            IN COMPANY-UNION CONTRACT


         Briefly, the maintenance of membership and agency shop clause provides as follows:

         l. If you are now a member of the Union in good standing, or if you hereafter join the Union, you will be required, as a condition of employment, to maintain your good standing in the Union in accordance with the terms of the Contract, unless, before (insert proper date), you notify the Union in writing that you desire to withdraw from membership. If you withdraw from membership, you must continue to pay dues to the Union.

         2. If you were hired prior to June 8, l962, and if you are not now a member in good standing, this contract provision does not require that you join or pay dues to the Union, but you are free to join or not to join, or to pay dues or not pay dues, as you wish.

         3. If you were hired on or after June 8, l962, you are free to join or not join the Union as you wish, but you must pay dues to the Union whether you join or not.

         4. If you have any question as to whether you are now a member of the Union, or wish to be informed as to whether the Union regards you as a member, inquire of an appropriate Union or Company official.

                            EXHIBIT IV FOR ARTICLE XV
                        DUES DEDUCTION AUTHORIZATION FORM

                                         Date:
                                               ------------------------

The United Illuminating Company
157 Church Street
New Haven, Connecticut  06510-2103

         I hereby request and direct The United Illuminating Company to deduct each week from payments for my services such amount as the President of Local 470-l of the UWUA, AFL-CIO shall from time to time certify to the Company as being the weekly dues which have been established as payable in accordance with the Constitution and By-Laws of the Union. I request that such amount be deducted on the first regular payday after the delivery of this request to the Company, provided such an amount is owing to me on said payday.

         I direct that said sum be paid to the Treasurer of the Union who is certified by the Union to the Company from time to time.

         I agree to indemnify and save harmless the Company for any sums which the Company may be required to pay as the result of a claim that money deducted from my pay and paid to the Treasurer of the Union in accordance with this request has been illegally deducted.

         This authorization may be revoked by me at any time as to any future deductions by giving written notice to the Company and shall not be effective during any period when there is no Agreement between the Company and said Union.

                            EXHIBIT V FOR ARTICLE VII

                               HEALTH NET HMO PLAN

                               SUMMARY OF BENEFITS

================================================================================
PREVENTIVE CARE
================================================================================
Physical Examination for:
================================================================================
Children through age 18          No Cost, in accordance with Health Net's
                                 schedule of covered well exams
================================================================================
Adults age 19 and over           $15 Copayment per Visit, in accordance with
                                 Health Net's schedule of well exams
================================================================================
Preventive Immunization for:
================================================================================
Children through age 18          No Cost
================================================================================
Adults age 19 and over           No Cost
================================================================================
Well-woman care:
================================================================================
Mammograms - Screening           No Cost
================================================================================
Mammograms - Diagnostic          No Cost
================================================================================
Routine Gynecological Care:      $15 Copayment per Visit, covered for one pap
                                 test and one pelvic exam per calendar year.
================================================================================



================================================================================
PRESCRIPTION DRUGS (INCLUDES DIABETIC MEDICATIONS AND SUPPLIES)
================================================================================
Retail Prescription Coverage     $5/$15/$30 Copayment per prescription
                                 Unlimited annual member maximum
================================================================================
Mail Order Coverage              Two times (2x) the retail copayment
================================================================================



================================================================================
MATERNITY CARE
================================================================================
Pre-Natal & Post Natal           No Cost
(from effective date of Health
Net coverage)
================================================================================
Hospital Services for Mother &   $250 Copayment per Admission*
Child (Includes all newborn
costs even if newborn requires
continued hospitalization after
mother is discharged).
================================================================================
Family Planning and Infertility  $15 Copayment per Visit
Services (Excludes In-Vitro
Fertilization, GIFT, and ZIFT)
================================================================================



================================================================================
OUTPATIENT CARE
================================================================================
Physician Office Visits          $15 Copayment per Visit
================================================================================

================================================================================
X-Rays & Laboratory Tests          No Cost
================================================================================
Physical & Occupational           $15 Copayment per Visit
Therapy and Chiropractic Care,    Outpatient visits may require approval in
for up to 30 Visits per Year      advance. Please refer to your plan document
                                  for details.)
================================================================================
Cardiac Rehabilitation for up     $15 Copayment per Visit*
to 12 weeks following
myocardial infarction or
cardiac surgery

================================================================================
Speech Therapy, for up to         $15 Copayment per Visit*
90 consecutive days
================================================================================
Diagnostic Procedures and/or      $50 Copayment per Admission*
Surgery performed in a Hospital
or Outpatient Surgical Care Center
================================================================================
Allergy Services                  $15 Copayment per Visit
================================================================================



================================================================================
VISION CARE
================================================================================
Routine Eye Exams, including
refraction:
================================================================================
o Annually for children           $15 Copayment per Visit
  through age 18
================================================================================
o Once every 2 calendar years     $15 Copayment per Visit
  for Adults age 19 and Over
================================================================================
Medical Care for the Injury or    $15 Copayment per Visit
Illness to the Eye
================================================================================



================================================================================
INPATIENT CARE
================================================================================
Semi-Private Room and Board       $250 Copayment per Admission *
================================================================================
Physicians', Surgeons' and        No Cost*
Nursing Services and Medications
================================================================================
Inpatient Skilled Services such   $250 Copayment per Admission *
as Physical, Occupational
Therapy, and Skilled Nursing
Care (to a combined maximum
of 90 consecutive days per
calendar year)
================================================================================



================================================================================
MENTAL HEALTH CARE
================================================================================
Outpatient Mental Health Care     $15 Copayment per Visit Outpatient Mental
                                  Health visits may require approval in
                                  advance. Please refer to your plan document
                                  for details.)
================================================================================

================================================================================
Inpatient Mental Health Care      $250 Copayment per Admission
                                  $50 Copayment for the first day in a partial
                                  day program*
================================================================================



================================================================================
DRUG/ALCOHOL ADDICTION
================================================================================
Inpatient Diagnosis and Medical   $250 Copayment per Admission *
Treatment for Drug and Alcohol
Detoxification
================================================================================
Outpatient or Inpatient           $15 Copayment per Visit for Outpatient Care*
Rehabilitative treatment for the $250 Copayment per Admission for Inpatient abuse of, or addiction to, drugs Care and alcohol
================================================================================



================================================================================
HOME HEALTH OR HOSPICE CARE
================================================================================
Home Health Care                  No Cost*
================================================================================
Outpatient Hospice Care           No Cost*
================================================================================
Inpatient Hospice Care            $250 Copayment per Admission *
================================================================================



================================================================================
OTHER SERVICES
================================================================================
Durable Medical Equipment         50% Coinsurance, $1,500 benefit maximum
(Certain devices require
prior authorization)
================================================================================
Prosthetics:
================================================================================
o Internal                        No Cost*
================================================================================
o Major Limbs                     No Cost. Covered up to a maximum of $5,000 for
                                  the first appliance.*
================================================================================
o External                        No Cost. Covered up to an annual maximum
                                  of $300.*
================================================================================
Acupuncture, for up to 20
visits per year                   $20 Copayment per Visit*
================================================================================



================================================================================
EMERGENCY CARE
================================================================================
At Physician's Office             $15 Copayment per Visit
================================================================================
Urgent Care at an Urgent
Care Center                       $25 Copayment per Visit
================================================================================
At Hospital Emergency Room        $50 Copayment per Visit
================================================================================
* When Medically Necessary and Approved by the Health Net Medical Director

Services and benefits are covered only when they are provided by a Health Net network physician. To see a physician who does not belong to the network (non-plan physician), members must have prior authorization from Health Net, unless it is a true medical emergency.

Conditions and Limitations
--------------------------
Emergencies are covered anywhere in the world. If at all possible, members should attempt to reach their Health Net primary care physician. Please be sure it is a true emergency. Problems that do not constitute an emergency are covered through a visit to a plan physician's office. Members are responsible for any emergency room charges when it is not an emergency.

General Exclusions
------------------
Health Net does not cover services provided by non-plan physicians, except in the cases of emergency or unless they were prior authorized by Health Net. In addition, the following are not covered: physical exams for employment, insurance, school, premarital requirement or summer camp (unless substituted for a normal physical exam); prescription drugs and some injectable dispensed by a physician in his or her office; prescription drugs prescribed for a non-covered service; dental services unless provided by a rider to the Health Net Subscriber Contract; eyeglasses or contact lenses unless provided by a rider to the Health Net Subscriber Contract; routine foot care; foot orthotics; some transplant procedures; cosmetic or reconstructive surgery, unless medically necessary; custodial services; weight-reduction programs; marriage counseling; or long-term psychiatric treatment.

Health Net will not duplicate any benefits for which members are entitled under worker's compensation, No-Fault, Medicare, or other group health insurance coverage. The services, exclusions and limitations listed above are a summary only. The Health Net Subscriber Contract is the final arbiter of coverage under Health Net.

                           EXHIBIT VI FOR ARTICLE VII

         BLUE CROSS & BLUE SHIELD OF CONNECTICUT BLUECARE PLUS POS PLAN

                               SUMMARY OF BENEFITS


--------------------------------------------------------------------------------
         SERVICE                     MANAGED BENEFITS
--------------------------------------------------------------------------------
PREVENTATIVE CARE
Pediatric                        No Copay - Covered according to
                                 age-based schedule
--------------------------------------------------------------------------------
Adult                            No Copay - Covered according to
                                 age-based schedule
--------------------------------------------------------------------------------
Vision                           No Copay - Covered once every two
                                 years
--------------------------------------------------------------------------------
Hearing                          No Copay - Covered according to
                                 age-based schedule
--------------------------------------------------------------------------------
Gynecological                    No Copay - Covered once per year
                                 (no referral needed)
--------------------------------------------------------------------------------
Mammography                      No Copay - Covered according to
                                 age-based schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MEDICAL SERVICES
Primary Care Medical Office            $10 Copay
Visit or Specialist Consultations
--------------------------------------------------------------------------------
OUTPATIENT REHABILITATION
Physical, Occupational and             $10 Copay - 60 consecutive days per
Chiropractic Therapy                   medical condition per calendar year -
Speech Therapy                         Precertification required
Cardiac Therapy
--------------------------------------------------------------------------------
Allergy                                $10 Copay - maximum benefit
                                       60 visits in 2 years
--------------------------------------------------------------------------------
                                       No Copay
Laboratory                             Covered
--------------------------------------------------------------------------------
                                       Office - No Copay - Covered
X-ray and Diagnostic Tests             Hospital - $10 Copay for a stand alone
                                       procedure
--------------------------------------------------------------------------------
                                       No Copay
Inpatient Medical Services             Covered
--------------------------------------------------------------------------------
                                       No Copay
Surgery Fees                           Covered
--------------------------------------------------------------------------------
                                       No Copay
Office Surgery                         Covered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 $10 Copay visit 1-5
Outpatient Mental Health         $25 Copay visit 6+
and Substance Abuse              Covered according to schedule
                                 $2,000 maximum per member
                                 per calendar year
--------------------------------------------------------------------------------
EMERGENCY CARE
Emergency Room                   $50 Copay -
                                 waived if admitted -
                                 must meet sudden and serious criteria or
                                 have a referral from PCP
--------------------------------------------------------------------------------
Urgent Care                      $25 Copay per visit - at specified
                                 Urgent Care centers - covered for true
                                 urgent care
--------------------------------------------------------------------------------
Ambulance                        20% coinsurance - waived if
                                 admitted, land $500 maximum per trip,
                                 air $4,000 maximum per trip
--------------------------------------------------------------------------------
INPATIENT HOSPITAL
General/Medical/Surgical/        $250 Copay per admission
Maternity (Semi-Private)         Precertification required
--------------------------------------------------------------------------------
Psychiatric Mental Health        Covered - $250 Copay per admission up to 60
                                 inpatient days per calendar year -
                                 Precertification required
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      $250 Copay per admission -
Substance Abuse/                      readmission within 2 years, 30%
Detoxification                        coinsurance up to $500 per admission
                                      except detox, up to 45 days per
                                      calendar year - Precertification required
--------------------------------------------------------------------------------
                                      No Copay
Rehabilitative                        Covered - up to 60 consecutive
                                      days per medical condition -
                                      Precertification required
--------------------------------------------------------------------------------
                                      $250 Copay per admission - up to
Skilled Nursing Facility              90 days per calendar year -
                                      Precertification required
--------------------------------------------------------------------------------
                                      No Copay
Hospice                               Covered
--------------------------------------------------------------------------------
OUTPATIENT HOSPITAL                   No Copay
Outpatient Surgery                    Covered - Precertification required
Facility Charges
--------------------------------------------------------------------------------
                                      No Copay
Pre-Admission Testing                 Covered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OTHER SERVICES
Durable Medical Equipment             20% coinsurance - maximum benefit
(DME)                                 is $1,000 per member per calendar
                                      year for specific DME items -
                                      Precertification required
--------------------------------------------------------------------------------
Prosthetics                           20% coinsurance - maximum benefit
                                      is $1,000 per member per calendar
                                      year - Precertification required for
                                      replacement
--------------------------------------------------------------------------------
Home Health Care                      Covered - when medically
                                      necessary or in lieu of hospitalization -
                                      includes oxygen and infusion therapy -
                                      Precertification required
--------------------------------------------------------------------------------
Prescription Drugs                    $3 Copay - Generic
                                      $6 Copay - Brand
                                      No Copay - Mail Order
                                      Unlimited maximum
                                      Must use BlueCare Pharmacy Network
--------------------------------------------------------------------------------
Contraceptives                        Not Covered
--------------------------------------------------------------------------------
Lifetime In-Network Maximum           Unlimited
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Out of Network Services               Annual Deductible -    $400 Individual
                                                             $800 (2 person)
                                                             $1,200 (3 or more)
                                      Coinsurance    80/20

                                      Annual Coinsurance Limit:
                                                       $2,000 Individual
                                                       $6,000 Family

--------------------------------------------------------------------------------
Lifetime Out-Of-Network Maximum      $1,000,000
--------------------------------------------------------------------------------

The foregoing summary of benefits is subject to change by Blue Cross & Blue Shield of Connecticut

                                   EXHIBIT VII

                             MEMORANDUM OF AGREEMENT


         The United Illuminating Company and Local 470-1 of the UWUA, AFL-CIO, recognize that together we face the challenges of a changing regulatory environment, electric utility industry restructuring, aggressive competitive forces, and increasing customer expectation. To meet these challenges, both parties must be innovative, which includes the ongoing development of a multi-skilled and highly trained work force.

         Therefore, the parties will work together in conjunction with certified Company trainers, it being the intent of the Company to utilize the skilled bargaining unit work force, where practical, to conduct both the on-the-job and in-the-field hands-on job skills training of other bargaining unit employees, without compromising compliance training requirements, necessary levels of productivity, or overall educational requirements of the occupational classifications.





James L. Murray                                  Susan E. Mullen
PRESIDENT                                        SENIOR HUMAN
LOCAL 470-1 UWUA, AFL-CIO                        RESOURCES EXECUTIVE

                              June 9, 2002

                     CERTIFICATE CONCERNING AUTHORIZATION TO
                           EXECUTE FOREGOING AGREEMENT


         A meeting of Local 470-l of the U.W.U.A., AFL-CIO was held on June 9, 2002; the meeting was called for the purpose of counting the ballots voted at a Referendum held that day to authorize the execution of the attached Agreement with respect to rates of pay, hours of work, and other conditions of employment of the employees of The United Illuminating Company; a majority voted by secret ballot to accept and approve said Agreement and to authorize Doreen Arpino, Mary Ann Fortin, James L. Murray, Moses A. Rams, Joseph W. Rydzy, and Joseph Sammarco to execute said Agreement on behalf of the Union.




                                      Mary Ann Fortin
                                      ACTING RECORDING SECRETARY, LOCAL 470-1

                                      September 17, 2002

                                             June 9, 2002


James L. Murray
President
Local 470-1 U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, CT  06506

Dear Mr. Murray:

         In order to clarify certain job assignments in the Overhead Power Delivery Section, the following work rules shall apply:

A.       Regardless of the equipment used, the following rules shall apply:

   1. Any Power Delivery line worker shall have the right to refuse to use any equipment or tool, such as a switch stick, grounding equipment, or phasing equipment, until its use has been explained.

   2. The Power Delivery Coach shall perform manual work only in emergencies or for the purpose of training, and shall not be counted as part of the crew.

   3. The Power Delivery Coach shall review all work orders to ensure that the equipment and the workers assigned can adequately and safely complete the work, and to determine the necessity of his presence at the job site. In any situation where the equipment and workers assigned are not adequate, the Line Group Leader or Power Delivery Working Leader may contact the Power Delivery Coach for advice or assistance before doing the work.

   4. The Company may assign more than the specified number of workers to carry out any jobs to expedite the work or for other purposes, and such use of extra workers shall not be considered as establishing a precedent.

B. When an insulated aerial device is used, the following rules shall apply:

   1. The cutting-in and cutting-out of slack in energized primary wires, when assigned to work with rubber gloves, shall be carried out by one line worker. This line worker shall be at least a Line Worker First Class or a Power Delivery Construction Specialist.

   2. The cutting-in and cutting-out of slack in energized primary wires, when assigned to work with insulated sticks, shall be carried out by two line workers, one of whom shall be a Line Worker First Class or a Power Delivery Construction Specialist. In such cases the other line worker shall be at least a Power Delivery Apprentice.

   3. The installation of energized primary taps shall be carried out by one line worker. This line worker shall be at least a Line Worker First Class or a Power Delivery Construction Specialist.

C. If an insulated aerial device is not used, the following rules shall apply:

   1. The cutting-in and cutting-out of slack in energized primary wire shall be carried out by two line workers, one of whom shall be at least a Line Worker First Class or a Power Delivery Construction Specialist. In such cases the other line worker shall be at least a Power Delivery Apprentice.

   2. The installation of energized primary taps shall be carried out by two line workers, one of whom shall be at least a Line Worker First Class or a Power Delivery Construction Specialist. In such cases the other line worker shall be at least a Power Delivery Apprentice.

D. When a turret-mounted derrick or insulated aerial device is not used, the following rules shall apply:

   1. A minimum of four workers shall hang all pole transformers of 25 kVA and up, as well as three phase banks. Three workers shall hang all transformers under 25 kVA, except old cast-iron types.

   2. All corner and junction pole change-overs where the poles are more than 5 feet apart and where the nature of the work requires that they must be worked simultaneously shall be worked with two line workers on each pole, one of whom on each pole shall be a Line Worker First Class or a Power Delivery Construction Specialist. For the purpose of this paragraph, a junction pole is one on which the energized primary wires extend in three or more directions from the pole, or on which the energized wires extend in two directions from the pole and are supported on crossarms attached to the pole at two different levels other than the standard spaced buckarm; and a corner pole is one with an angle of pull in excess of l8 feet (20 degrees) or on which the energized primary wires are carried on disc insulators,or the equivalent, bolted through the crossarms.

   3. When either heavy construction work or the setting or pulling of poles is involved, there shall be a minimum of four workers plus a Power Delivery Coach.

E. When a turret-mounted derrick without pole claws is used, the following rules shall apply:

   1. In hanging transformers, there shall be a minimum of two line workers, one of whom shall be a Line Group Leader or Power Delivery Working Leader.

   2. When setting poles in de-energized areas, or when replacing poles on branch lines or lightly constructed main lines, or when removing old poles that have been shifted, the crew will be comprised of a Line Group Leader or Power Delivery Working Leader and two other qualified persons.

   3. In replacing poles on heavily constructed main lines, there shall be a minimum of a Line Group Leader or Power Delivery Working Leader and three other qualified persons.

   4. Heavily constructed is defined as poles with heavy side loading (i.e., 3 phase corners greater than 25 feet, 3 phase dead-ends, 3 phase 3-way junctions) and/or heavy top loading (i.e., 3 phase transformer clusters, regulators, 3 phase step-down banks, reclosers, and similar heavy equipment).

   5. A qualified person is defined as an individual who has been trained relative to the equipment, tools, and work methods. This training shall be equivalent to the training provided in the Company's Line School.

F. When a material handling bucket truck or a turret-mounted derrick equipped with pole claws is used, the following rules shall apply:

   1. In hanging transformers, there shall be a minimum of two line workers, one of whom shall be a Line Group Leader or Power Delivery Working Leader.

   2. When setting poles in de-energized areas, or when replacing poles on branch lines or lightly constructed main lines, or when replacing poles adjacent to the old pole on heavily constructed main lines, or when removing old poles that have been shifted, the crew will be comprised of a Line Group Leader or Power Delivery Working Leader and one other qualified person.

   3. In replacing poles in place on heavily constructed main lines, there shall be a minimum of a Line Group Leader or Power Delivery Working Leader and two other qualified persons.

   4. Heavily constructed is defined as poles with heavy side loading (i.e., 3 phase corners greater than 25 feet, 3 phase dead-ends, 3 phase 3-way junctions) and/or heavy top loading (i.e., 3 phase transformer clusters, regulators, 3 phase step-down banks, reclosers, and similar heavy equipment).

   5. A qualified person is defined as an individual who has been trained relative to the equipment, tools, and work methods. This training shall be equivalent to the training provided in the Company's Line School.

G. In all situations not expressly described above, or when new types of equipment are used, the number of workers assigned shall be determined by the capabilities of the equipment and the training and skills of the workers assigned. In all cases, work shall be performed using safe methods and sound operating practices.

         The foregoing rules are the only existing rules relating to Overhead Power Delivery job assignments.

                                             Sincerely,


                                             Susan E. Mullen
                                             SENIOR HUMAN
                                             RESOURCES EXECUTIVE

                                  July 8, 1966


The United Illuminating Company
Mr. John V. Fratus, Jr.
Director of Employee Relations
80 Temple Street
New Haven, Connecticut  06506

Gentlemen:

         In connection with the execution of a new Agreement between The United Illuminating Company and the Federation of Utility Employees, the Federation and its officers, stewards, and members agree to cooperate to the fullest with the Company in a concerted effort to reduce the currently high rate of sick leave during the term of the Agreement.

                                          Very truly yours,

                                          FEDERATION OF UTILITY EMPLOYEES


                                          Joseph R. Riegel
                                          CHAIRMAN, JOINT COUNCIL

                                           September l6, l982


Mr. Michael N. Kusheba
Chairman Joint Council
Local 470-47l U.W.U.A., AFL-CIO
P. O. Box l5l3
Bridgeport, Connecticut  0660l

Dear Mr. Kusheba:

         Both the Company and the Union recognize that the objectives of the Meter Reading Sections include obtaining timely and accurate readings from customer meters. Failure to achieve these objectives has a financial impact on the Company and creates ill will among our customers.

         With these objectives in mind, the Company will continue to use good judgment in assigning work to meter reading employees in instances of extreme weather.

                                          Very truly yours,


                                          Harold J. Moore, Jr.
                                          VICE PRESIDENT HUMAN RESOURCES

                                          May l6, l985


Mr. Ralph F. Aiello
Chairman, Joint Council
Local 470-47l U.W.U.A., AFL-CIO
Post Office Box l497
New Haven, Connecticut  06506

Dear Mr. Aiello:

         In connection with the execution of a new Agreement between The United Illuminating Company and Local 470-47l of the U.W.U.A., AFL-CIO, the Company, during the term of the Agreement, will provide to an employee who is insured under the Group Life Insurance Plan and who becomes totally and permanently disabled for at least nine consecutive months prior to becoming age 60, his full life insurance benefits in effect at the time of his disability at no cost to him until recovery or the attainment of age 62, whichever occurs first.

         The employee's contribution will cease upon submission of the first required proof of disability.

         Proof of disability must be filed within three months after total disability has lasted nine months. Subsequent proofs of disability must be furnished each year thereafter.

                                          Very truly yours,


                                          Harold J. Moore, Jr.
                                          VICE PRESIDENT HUMAN RESOURCES

                                          May 16, 1992


Mr. George E. Powell
President
Local 470-l U.W.U.A., AFL-CIO
P.O. Box 1513
Bridgeport, Connecticut  06601

Dear Mr. Powell:

         In connection with the execution of a new Agreement between The United Illuminating Company and Local 470-1 of the U.W.U.A., AFL-CIO, the Company during the term of the Agreement, will furnish to eligible dependents of those active employees who die after completing fifteen years of service and whose combined age and years of service at death equals or exceeds 50, the same benefits provided by the group hospital, medical and surgical plans (including a qualified Health Maintenance Organization Plan) (effective January 1, 1993, the fully Company-paid group hospital, medical and surgical option or a qualified Health Maintenance Organization Plan) and the group dental plan offered to active bargaining unit employees and their eligible dependents (effective January 1, 1993, the fully Company-paid dental option) at no cost to such eligible dependents during the one-year period immediately following the death of the employee. Thereafter, the Company will make the foregoing benefits available to such eligible dependents at no cost to the Company. In the alternative, the Company shall have the right to furnish or make available, as the case may be, the foregoing coverage under any other group plan or plans providing equivalent benefits. Such equivalent benefits will be made available without regard to a specific carrier or provider.

         The foregoing benefits will be furnished or made available only to those eligible dependents who are enrolled in the group plan or plans provided by the Company at the time of the employee's death, who are eligible for continued coverage under the plan or plans offered by the Company or under the terms of any equivalent plan or plans, and who, after the first one-year of coverage, provide for the prepayment of any monthly premiums either by authorized deduction from a Company survivor benefit, or by direct prepayment to the Company.

         Such coverage will remain in effect for spouses of those deceased employees until the earlier of the spouse's 65th birthday, death, remarriage or eligibility for other group coverage. Such coverage will remain in effect for other covered dependents until such dependents cease to be eligible for continued coverage under the terms of the applicable plan or plans or until such dependents become eligible for other group coverage, whichever is earlier.

                                          Very truly yours,


                                          Albert N. Henricksen
                                          VICE PRESIDENT
                                          HUMAN & ENVIRONMENTAL RESOURCES

May 16, 1992


Mr. George E. Powell
President
Local 470-1 U.W.U.A., AFL-CIO
P.O. Box 1513
Bridgeport, Connecticut  06601

Dear Mr. Powell:

         In connection with the execution of a new Agreement between The United Illuminating Company and Local 470-1 of the U.W.U.A., AFL-CIO, the Company will, during the term of the Agreement, take such action as is appropriate to amend The United Illuminating Company Plan for Employees' Disability Benefits (the "Plan") to provide that a full-time employee who terminates employment with at least one-year of continuous service and who is subsequently re-employed by the Company as a full-time employee will be credited with the amount of pre-break service for the purpose of computing sickness disability benefits under the Plan, effective one year after the employee's rehire.

                                          Very truly yours,


                                          Albert N. Henricksen
                                          VICE PRESIDENT
                                          HUMAN & ENVIRONMENTAL RESOURCES

                                          May 16, 1992


Mr. George E. Powell
President
Local 470-1 U.W.U.A., AFL-CIO
P.O. Box 1513
Bridgeport, Connecticut  06601

Dear Mr. Powell:

         In connection with the execution of a new Agreement between The United Illuminating Company and Local 470-1 of the U.W.U.A., AFL-CIO, the Company, during the term of the Agreement, will pay the difference between the cost of a regular operator's license and the normal and customary cost of any special license required for an employee to operate a UI vehicle (including testing fees). For purposes of this letter, the phrase "normal and customary cost" does not include costs and fees (including testing fees) incurred by the employee because of any irregularity in the employee's driving record.

         This letter amends Harold J. Moore's letter to Robert L. Esposito dated December 6, 1978.

                                         Very truly yours,


                                         Albert N. Henricksen
                                         VICE PRESIDENT
                                         HUMAN & ENVIRONMENTAL RESOURCES

                                                              June 9, 2002

Mr. James L. Murray
President
Local 470-l U.W.U.A., AFL-CIO
P. O. Box 1497
New Haven, Connecticut  06506

Dear Mr. Murray:

         In connection with the execution of a new Agreement between The United Illuminating Company and Local 470-1 of the U.W.U.A., AFL-CIO, the Company during the term of the Agreement, will provide life insurance coverage on the following terms:

(a)      Active Employees
         ----------------

         For active employees who are members of the Group Life Insurance Plan and for those who subsequently become members of the Plan during the life of the Agreement, the Company will provide fully paid life insurance in the amount of one times the employee's base annual rate (exclusive of overtime and premiums) rounded to the next higher $1,000, or $30,000, whichever is greater. Members of the Plan may at their own expense elect additional coverage, in accordance with and subject to the provisions of the Company's "BENEFLEX Plan," equivalent to one times, two times, or three times their annual base rate (exclusive of overtime and premiums) rounded to the next higher $1,000 on the later of January 1, 2003 or their entry into the Plan.

(b)      Future Retirees
         ---------------

         For retirees who retire hereafter at age 55 or later pursuant to the terms of the Company's pension plan, who are members of the Group Life Insurance Plan at the time of retirement, and who are eligible for Company subsidized medical benefits, the Company will provide fully paid life insurance in the amount of $14,000.

(c)      Current Retirees
         ----------------

         For retirees who retired pursuant to the terms of the Company's pension plan prior to the effective date of this Agreement, the Company will continue to provide the same amount of life insurance that was in effect at the time of their retirement at no cost to such retirees.

                                          Very truly yours,


                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                                          June 9, 2002


Mr. James L. Murray
President
Local 470-1 U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, CT 06506

Dear Mr. Murray:

         This will replace our prior agreement concerning post-retirement health insurance benefits, as set forth in the letter dated April 1, 1999, as Appendix I of the Pension Plan Memorandum of Agreement (MOA), in accordance with paragraph 2 (c) of the MOA, with respect to retirements occurring on or after May 16, 2002.

         As we have agreed, during the term of our 2002-2005 collective bargaining agreement, the Company will make available or furnish to retirees who retire pursuant to the terms of the Company's Pension Plan on or after May 16, 2002, medical and dental coverage under the following conditions:

1.  Retirements After Age 55 With 10 Years of Service
    --------------------------------------------------

(a) For retirees who at the time of retirement are at least age 55 with at least ten years of service, but who do not qualify for a subsidized medical benefit per item 2 below, the Company will make available until age 65 coverage under plans providing benefits equivalent to the Blue Cross & Blue Shield of Connecticut BlueCare Plus POS Plan (effective January 1, 2003, the Health Net HMO Plan, subject to Article VII, Section 8) and the Blue Cross & Blue Shield of Connecticut Dental Plan, Option B applicable to bargaining unit employees, all at no cost to the Company.

(b) For retirees who at the time of retirement are at least age 55 with at least ten years of service, but who do not qualify for a subsidized medical benefit per item 2 below, the Company will make available commencing at age 65 coverage under a Medicare supplemental plan that will provide with Medicare, if available, benefits equivalent to the Blue Cross 65 High Option Health Insurance Plan and Blue Shield 65-Plan 83 Health Insurance Plan at no cost to the Company.

2.  Retirements After Age 55 With 30 Years of Service
    --------------------------------------------------

(a) For retirees who at the time of retirement are at least age 55 with at least 30 years of service, the Company will make available until age 65 coverage under a plan providing benefits equivalent to the Blue Cross & Blue Shield of Connecticut BlueCare Plus POS Plan (effective January 1, 2003, the Health Net HMO Plan, subject to Article VII, Section 8). The retiree's share of the cost of such coverage, on a percentage basis, shall be based on the retiree's years of service at the time of retirement and the retiree's age at the time benefits commence, in accordance with the UI Retiree Medical Cost Share Table. The Company shall pay the remaining cost of the premiums.

(b) For retirees who at the time of retirement are at least age 55 with at least 30 years of service, the Company will furnish or make available commencing at age 65 coverage under a Medicare supplemental plan that will provide with Medicare, if available, benefits equivalent to the Blue Cross 65 High Option Health Insurance Plan and Blue Shield 65-Plan 83 Health Insurance Plan. The retiree's share of the cost of such coverage, on a percentage basis, shall be based on the retiree's years of service at the time of retirement and the retiree's age at the time benefits commence, in accordance with the UI Retiree Medical Cost Share Table. The Company shall pay the remaining cost of the premiums.

(c) For retirees who at the time of retirement are at least age 55 with at least 30 years of service, the Company will make available to such retirees until age 65 coverage under a plan providing benefits equivalent to the Blue Cross & Blue Shield of Connecticut Dental Plan, Option B applicable to bargaining unit employees, at no cost to the Company.

3.  Retirements After Age 62 With 20 Years of Service
    -------------------------------------------------

For retirees who at the time of retirement are at least age 62 with at least 20 years of service, the Company will make available the same health and dental insurance benefits described in paragraphs 2(a) through 2(c) above on the same terms and conditions as set forth in paragraphs 2(a) through 2(c) above.

4.  Medicare Part B
    ---------------

(a) For employees employed by the Company as of May 16, 1992, who retire on or after age 62 with at least 20 years of service, or after attaining age 55 with 30 or more years of service, the Company will provide, commencing with the date of enrollment and continuing for the lifetime of the retiree, reimbursement on a monthly basis of a portion of the monthly premium for coverage under Medicare Part B for the retiree and any enrolled, eligible, dependents based on the retiree's years of service at the time of retirement and the retiree's age at the time benefits commence, in accordance with the UI Retiree Medical Cost Share Table. The additional cost of Medicare Part B coverage, if any, shall be borne by the retiree and the retiree's dependents, if any, in accordance with the UI Retiree Medical Cost Share Table.

(b) Employees hired on or after May 16, 1992, shall not be entitled, upon retirement, to any contribution by the Company for Medicare part B coverage for themselves or their dependents.

         Once a cost share for a retiree is established on a percentage basis for a retiree under Sections 2 or 3 above, the cost share shall not change.

         The equivalent benefits described in this letter will be made available or furnished, as the case may be, without regard to a specific carrier or provider.

         The coverages described in this letter shall be made available or furnished only to a retiree who has the appropriate coverage in effect at the time of retirement and who is eligible for such coverage under the terms of the plans or policies. Further, the coverage described above requiring payment by the retiree will be made available only to a retiree who provides for the prepayment of the monthly premiums by authorized deduction from the retiree's pension.

                                          Very truly yours,




                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                         1999 RETIREE COST SHARE PERCENTAGE

                                      SERVICE
       10  11  12  13  14  15  16  17  18  19   20   21   22   23   24  25    26

  55  100 100 100 100 100 100 100 100 100 100  100  100  100  100  100  100  100
  56  100 100 100 100 100 100 100 100 100 100  100  100  100  100  100  100  100
  57  100 100 100 100 100 100 100 100 100 100  100  100  100  100  100  100  100
  58  100 100 100 100 100 100 100 100 100 100  100  100  100  100  100  100  100
A 59  100 100 100 100 100 100 100 100 100 100  100  100  100  100  100  100 42.5
G 60  100 100 100 100 100 100 100 100 100 100  100  100  100  100  100 42.5 40.0
E 61  100 100 100 100 100 100 100 100 100 100  100  100  100  100 42.5 40.0 37.5
  ------------------------------------------------------------------------------
  62  100 100 100 100 100 100 100 100 100 100 50.0 47.5 45.0 42.5 40.0 37.5 35.0
  63  100 100 100 100 100 100 100 100 100 100 47.5 45.0 42.5 40.0 37.5 35.0 32.5
  64  100 100 100 100 100 100 100 100 100 100 45.0 42.5 40.0 37.5 35.0 32.5 30.0
  65  100 100 100 100 100 100 100 100 100 100 42.5 40.0 37.5 35.0 32.5 30.0 27.5
  66  100 100 100 100 100 100 100 100 100 100 40.0 37.5 35.0 32.5 30.0 27.5 25.0
  67  100 100 100 100 100 100 100 100 100 100 37.5 35.0 32.5 30.0 27.5 25.0 22.5
  68  100 100 100 100 100 100 100 100 100 100 35.0 32.5 30.0 27.5 25.0 22.5 20.0
  69  100 100 100 100 100 100 100 100 100 100 32.5 30.0 27.5 25.0 22.5 20.0 20.0
  70  100 100 100 100 100 100 100 100 100 100 30.0 27.5 25.0 22.5 20.0 20.0 20.0



                         1999 RETIREE COST SHARE PERCENTAGE

                                      SERVICE
        27   28   29   30   31   32   33   34   35   36   37   38   39    40

  55   100  100  100 42.5 40.0 37.5 35.0 32.5 30.0 27.5 25.0 22.5 20.0  20.0
  56   100  100   43 40.0 37.5 35.0 32.5 30.0 27.5 25.0 22.5 20.0 20.0  20.0
  57   100 42.5 40.0 37.5 35.0 32.5 30.0 27.5 25.0 22.5 20.0 20.0 20.0  20.0
  58  42.5 40.0 37.5 35.0 32.5 30.0 27.5 25.0 22.5 20.0 20.0 20.0 20.0  20.0
A 59  40.0 37.5 35.0 32.5 30.0 27.5 25.0 22.5 20.0 20.0 20.0 20.0 20.0  20.0
G 60  37.5 35.0 32.5 30.0 27.5 25.0 22.5 20.0 20.0 20.0 20.0 20.0 20.0  20.0
E 61  35.0 32.5 30.0 27.5 25.0 22.5 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  --------------------------------------------------------------------------
  62  32.5 30.0 27.5 25.0 22.5 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  63  30.0 27.5 25.0 22.5 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  64  27.5 25.0 22.5 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  65  25.0 22.5 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  66  22.5 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  67  20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  68  20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  69  20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0
  70  20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0  20.0

                                          May 16, 1995


Mr. Gary J. Brooks
President
Local 470-1, U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, Connecticut 06506

Dear Mr. Brooks:

         In connection with the execution of a new Agreement between The United Illuminating Company and Local 470-1 of the U.W.U.A., this is to confirm that if, during the term of the Agreement, the Company mandates employees to wear Nomex(R) flame retardant clothing, or its equivalent, the Company will provide such clothing in amounts reasonably sufficient to enable employees to perform the job duties for which such clothing is required.

                                          Very truly yours,


                                          Albert N. Henricksen
                                          VICE PRESIDENT ADMINISTRATION

                                          June 9, 2002


James L. Murray
President
Local 470-1 U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, CT  06506

SUBJECT: TEN-HOUR SHIFT GUIDELINES

Dear Mr. Murray:

         This letter will confirm the parties' agreement concerning the attached set of Ten-Hour Shift Guidelines. The Ten-Hour Shift Guidelines will apply to the Collection Field Technicians in the Standard Field/Collections Section and to two relamping crews in Electric System.

                                          Sincerely,


                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                          TEN-HOUR SCHEDULE GUIDELINES

DAILY SCHEDULES AND PAYMENT OF OVERTIME
---------------------------------------

o Employees who, for a period of at least three months, work a regular daily schedule of ten hours per day shall be paid one and one-half times the regular hourly rate for hours worked beyond their regular daily schedule, exclusive of any hours worked on a holiday for which payment is to be made in accordance with the provisions of Article IV. Employees who volunteer for a period of less than three months to work a regular daily schedule of ten hours per day shall be paid one and one-half times the regular hourly rate for hours worked beyond their regular daily schedule, exclusive of any hours worked on a holiday for which payment is to be made in accordance with the provisions of Article IV.

o If the Company decides to change the regular daily schedule for a period of at least three months to one of ten hours per day, the Company will endeavor to staff the new daily schedule on a voluntary basis. If an insufficient number of employees volunteer to work the new daily schedule, the Company will assign the necessary number of employees to the new daily schedule, taking into consideration any personal hardship that would occur as a result of such assignment.

SUNDAY PREMIUM
--------------

o        Follow Article II, Section 10.

HOLIDAYS
--------

o        Modify Article IV as follows (NOTE: REVISED LANGUAGE IS IN BOLD PRINT):

     SECTION l. The following shall be deemed to be holidays and the word "holiday" as used herein shall refer only to such holidays:

                New Year's Day                     Labor Day
                Martin Luther King's Day           Columbus Day
                Washington's Birthday              Veterans Day
                Good Friday                        Thanksgiving Day
                Memorial Day                       Friday after Thanksgiving
                Independence Day                   Christmas Day

         When a holiday falls on Sunday, the following Monday shall be deemed to be the holiday in its stead, except that, for those employees whose regularly scheduled work week includes that Sunday, the holiday will be observed on Sunday. When a holiday falls on Saturday, the preceding Friday shall be deemed to be the holiday in its stead, except that, for those employees whose regularly scheduled workweek includes that Saturday, the holiday will be observed on Saturday.

     SECTION 2. Any employee who is not required to work on a holiday shall be paid at his regular hourly rate for those hours of the holiday which fall within his regularly scheduled work week (I.E., EIGHT HOURS FOR EIGHT-HOUR SHIFT EMPLOYEES, TEN HOURS FOR EMPLOYEES WORKING TEN-HOUR SHIFTS).

     SECTION 3. (A) In addition to the pay specified in Section 2 of this Article, any employee who is required to work on a holiday shall be paid at one and one-half times his regular hourly rate for all holiday hours worked within his regularly scheduled work week UP TO A MAXIMUM OF EIGHT HOURS FOR EIGHT-HOUR SHIFT EMPLOYEES AND TEN HOURS FOR EMPLOYEES WORKING TEN-HOUR SHIFTS. SUCH EMPLOYEE shall be paid at twice his regular hourly rate for all holiday hours worked outside his regularly scheduled work week, and he shall be paid an additional one-half of his regular hourly rate for all holiday hours worked in excess of HIS REGULARLY SCHEDULED NUMBER OF HOURS. Hours worked on a holiday shall not be considered in computing overtime pay. An employee required to report for work on a holiday shall receive a minimum payment equivalent to four and one-half times his regular hourly rate.

         (b) Any employee who is required to work on December 25 shall be paid at twice his regular hourly rate for all hours worked.

     SECTION 4. (A) Any employee who is regularly scheduled to work eight hours or more per day on each of two or more Saturdays and/or Sundays per month and who is regularly scheduled to work on the average forty hours or more per week shall receive pay at his regular hourly rate for eight hours for each holiday which occurs on his day of relief, provided that on his last scheduled day before or on his first scheduled day after the holiday he works his regularly scheduled hours.

         (B) ANY EMPLOYEE WHO IS REGULARLY SCHEDULED TO WORK TEN HOURS OR MORE PER DAY AND WHO IS REGULARLY SCHEDULED TO WORK ON THE AVERAGE FORTY HOURS OR MORE PER WEEK SHALL RECEIVE PAY AT HIS REGULAR HOURLY RATE FOR EIGHT HOURS FOR EACH HOLIDAY THAT OCCURS OUTSIDE OF HIS REGULARLY SCHEDULED WORK WEEK, PROVIDED THAT ON HIS LAST SCHEDULED DAY BEFORE OR ON HIS FIRST SCHEDULED DAY AFTER THE HOLIDAY HE WORKS HIS REGULARLY SCHEDULED HOURS.

     SECTION 5. In the event that a holiday falls during an employee's vacation period, he shall receive an additional day off at a time that is mutually agreeable to the Company and the employee and that frequently will not adjoin the regular vacation period.

SICK TIME
---------

o In accordance with Article VI, Section 1 (a), compensate for approved sick time on an hour-for-hour basis (i.e., one day out sick equals ten hours of sick pay).

o    Grant personal paid absence in lieu of sick time as follows:

     During each calendar year, with the prior authorization of the supervisor, the Company will grant to employees who are regularly scheduled to work ten-hour shifts ten hours of personal paid absence in lieu of ten of the aggregate of the forty hours of absence due to sickness in Article VI,
     Section 1 (a). The employee must have at least ten hours of unused sick time available to him to take one paid personal day, may not take paid personal time in increments of less than ten hours, and may not accumulate unused personal time from year to year.

o Ten-hour shift employees will continue to be treated in accordance with all other applicable sections of Article VI.

FUNERAL LEAVE
-------------

o Article VI, Section 2 (b) will provide for up to a maximum of 30 hours of paid leave, and Section 2 (c) will provide for up to a maximum of 10 hours of paid leave.

VACATION TIME
-------------

o In accordance with Article V, grant vacation time with pay on an hour-for-hour basis (i.e., one vacation day equals ten hours of vacation pay).

JURY DUTY
---------

o    Follow Article VI, Section 5 and Personnel Policy 520.

(Note: Bargaining unit employees working ten-hour schedules will be treated in accordance with all other applicable sections of the current Agreement.)

                                          June 9, 2002



James L. Murray
President
Local 470-l U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, Connecticut 06506

Dear Mr. Murray:

         On or before September 1, 2002, the Company and Union shall convene an ad hoc committee composed of six members (three Company and three Union) to study and analyze the efficiency, safety, and cost of using two-person crews.

         On or before September 1, 2003, the Committee shall render a written report that analyzes the use of two-person crews and contains a recommendation as to whether to continue or modify the practice of utilizing two-person crews.

                                          Sincerely,




                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                                          June 9, 2002


James L. Murray
President
Local 470-l U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, Connecticut 06506

Dear Mr. Murray:

         This is to confirm our agreement concerning the implementation of the Power Delivery Equipment Specialist (J-5) and the Collection Field Technician I (J-4) positions. We have agreed to the following:

         (1) The Union accepts the Occupational Rating Specifications for the Power Delivery Equipment Specialist (J-5) and the Collection Field Technician I (J-4) as written as of May 16, 2002.

         (2) The parties acknowledge that the Company presently intends to fill eight new Power Delivery Equipment Specialist (J-5) positions internally and/or two new Collection Field Technician I (J-4) positions internally through the sequence of promotion governing that position.

         (3) If the Company (a) does not fill the positions referenced in paragraph 2 above and/or 7 below internally as anticipated, or (b) if the Company creates additional Power Delivery Equipment Specialist (J-5) and/or Collection Field Technician I (J-4) positions, and in either case, (a) or (b), fills such positions with external candidates hired from outside the Company, then the Company will add an equal number of additional positions to the Overhead Power Delivery Sequence (to be filled either internally or externally), but only if the aggregate number of positions in the Overhead Power Delivery Sequence is less than 78.

         (4) Except for the circumstances in paragraph 3 above, nothing herein shall be construed as a guarantee that the Company maintain at least 78 positions in the Overhead Power Delivery Sequence, nor shall this figure be construed as the maximum staffing level for the Overhead Power Delivery Sequence.

         (5) The Company's obligations under paragraph 3 above shall not extend beyond April 15, 2005.

         (6) Employees assigned to the PDES (J-5) position will receive training on secondary services and streetlight installation/maintenance equivalent to the training provided to line workers performing such functions.

         (7) The parties acknowledge that the Company has three current PDES (J-5) openings. The Company will fill those positions prior to filling the PDES (J-5) positions described in paragraph 2. The Company will further offer to those employees who fill the three current PDES (J-5) positions the option of being grandfathered as a PDES (J-6) at the J-6 rate of pay, irrespective of whether such employee currently enjoys red-circle protection.

                                          Sincerely,


                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                                          June 9, 2002



James L. Murray
President
Local 470-1 UWUA, AFL-CIO
P.O. Box 1497
New Haven, CT 06506

Subject: Severance Memorandum of Agreement of June 10, 1999
         --------------------------------------------------

Dear Mr. Murray:

         In connection with our 2002 negotiations for a successor collective bargaining agreement, this will confirm that the subject Memorandum of Agreement between The United Illuminating Company and Local 470-1, Utility Workers Union of America, AFL-CIO, dated June 10, 1999, is hereby terminated effective May 16, 2002, and that such Memorandum of Agreement will be of no force and effect from and after May 16, 2002.

                                          Sincerely,


                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                                          June 9, 2002


James L. Murray
President
Local 470-1 AFL-CIO, U.W.U.A.
P.O. Box 1497
New Haven, CT  06506

Dear Mr. Murray:

         This is to confirm our agreement concerning Article VII, Section 8 of our 2002 collective bargaining agreement.

         In connection with the RFP described in Section 8, the Company will provide the health insurance benefits consultant selected by the Union with a letter confirming that the consultant is acting with the consent of the Company in pursuing the RFP. Further, the RFP shall specify how any applicable brokerage fees are to be paid in connection with the Alternative Plan, and such fees shall be considered part of the cost of the Alternative Plan. If the Alternative Plan is implemented under Section 8, brokerage fees shall be paid in accordance with the RFP and the health insurance contract between the Company and the insurer.

                                          Very truly yours,


                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                                          June 9, 2002


James L. Murray
President
Local 470-1 U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, CT  06506

Dear Mr. Murray:

         The parties' agreement concerning Article VII is without prejudice to either party's position regarding the Anthem Insurance Companies, Inc. stock demutualization distribution. The parties agree to meet separately and negotiate in good faith with respect to such issue.

                                          Sincerely,


                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                                          June 9, 2002


James L. Murray
President
Local 470-l U.W.U.A., AFL-CIO
P.O. Box 1497
New Haven, Connecticut 06506

Dear Mr. Murray:

         In connection with the execution of a new Agreement between The United Illuminating Company and Local 470-1, U.W.U.A, this will confirm that employees shall be reimbursed for qualifying work shoe purchases, up to a maximum of $150 per year, in accordance with UI Operating Procedure OP-S10.

                                          Sincerely,


                                          Susan E. Mullen
                                          SENIOR HUMAN
                                          RESOURCES EXECUTIVE

                             SUPPLEMENTAL AGREEMENT
                               PART-TIME EMPLOYEES
                        (AS AMENDED THROUGH MAY L5, 2005)

         The United Illuminating Company, hereinafter referred to as the "Company," and Local 470-l Utility Workers Union of America, AFL-CIO, hereinafter referred to as the "Union," agree as follows:

l. Any employee who regularly works less than 40 hours per week is deemed to be a part-time employee.

2. (a) Each part-time employee shall be paid an hourly rate no less than the minimum rate for his labor grade, as set forth in the collective bargaining agreement between the parties hereto dated July 6, l964, and any successive agreements.

         (b) For part-time employees whose regular daily schedule is eight hours or less, one and one-half times the regular hourly rate shall be paid for hours worked in excess of eight in any one day or in excess of forty in any one week, but such overtime rates of pay shall not be applied more than once to any particular hour worked.

         (c) Each part-time employee may be promoted once and once only to the next higher labor grade.

         (d) Part-time employees will be entitled to consideration for increases in pay in accordance with the terms of the collective bargaining agreement between the parties.

3. The Company will not hire part-time employees with the intention of reducing promotional opportunities of full-time employees. The Company will not utilize a part-time employee to do work outside of the regularly scheduled work week of a full-time employee in the same occupational classification, where such full-time employee is available for work.

4. If any grievance arises involving an interpretation of the meaning of the provisions of this Supplemental Agreement, each part-time employee shall have recourse to the grievance procedure set forth in Article VIII of said collective bargaining agreement dated July 6, l964, and any successive agreements.

5. After the third calendar month of employment, regardless of hours worked, each part-time employee shall, as a condition of employment, pay to the Union the amount of dues payable by Union members.

         Any part-time employee who previously had paid dues to the Union shall, as a condition of employment, from the resumption of employment, pay to the Union the amount of dues payable by Union members.

6. Upon the individual written request of any part-time employee in the form attached hereto and marked Exhibit One, the Company shall, on the first regular payday following receipt of such written request and on every regular payday thereafter, deduct such amount as the President of the Union shall from time to time certify to the Company as being the weekly dues that have been established as payable in accordance with the Constitution and By-Laws of the Union, provided such an amount is owing to said employee on said payday. All such written requests shall terminate automatically upon the termination of this Supplemental Agreement, and any such written request shall be revocable at any time as to future deductions by written notice by the employee to the Company. The Union agrees to indemnify and save harmless the Company for any sums which the Company is required to pay as the result of a claim that the sums of money herein referred to have been illegally deducted.

7. (a) From May 16, 2002 to December 31, 2002, the Company will make available to all part-time employees the Anthem Blue Cross & Blue Shield of Connecticut BlueCare Plus POS Plan. The Company will pay 89% of the cost of the premiums for such coverage for all part-time employees and their eligible dependents, if any, and part-time employees shall pay the remaining premium costs for themselves and their eligible dependents, if any.

         (b) Effective January 1, 2003, the Company will make available to all part-time employees the Health Net HMO Plan. The Company and part-time employees will share the cost of the premiums for such coverage for all part-time employees and their eligible dependents, if any, as set forth in subsections 7 (b) (i) -- (iii) below:

                  (i) Effective January 1, 2003, the Company will pay 89% of the premium costs for all part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

                  (ii) Effective January 1, 2004, the Company will pay 88% of the premium costs for all part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

                  (iii) Effective January 1, 2005, the Company will pay 87% of the premium costs for all part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

         (c) Effective July 1, 2002, the Company will make available a Comprehensive Dental Expense Plan for all part-time employees and their eligible dependents, if any, which plan will provide a calendar year maximum of $2,500 per person (including orthodontic treatment), a lifetime maximum of $5,000 per person (excluding orthodontic treatment), a lifetime maximum of $1,500 per person for orthodontic treatment, and a calendar year deductible of $75 per covered person. The Company and part-time employees will SHARE the cost of the premiums for such coverage for all part-time employees and their eligible dependents, if any, in accordance with the following schedule:

                  (i) From July 1, 2002 to December 31, 2002, the Company will pay 89% of the cost of the premiums for part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

                  (ii) Effective January 1, 2003, the Company will pay 89% of the premium costs for part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

                  (iii) Effective January 1, 2004, the Company will pay 88% of the premium costs for part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

                  (iv) Effective January 1, 2005, the Company will pay 87% of the premium costs for part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents.

         (d) Part-time employees shall have the option of enrolling in another hospital and medical benefits plan, if available, in lieu of the plan described in 7 (b). If part-time employees elect such option, and if the cost of the premiums for such optional coverage is less than the cost of the plan described in 7 (b), the Company will pay 89% of the premium costs (89% effective January 1, 2003; 88% effective January 1, 2004; and 87% effective January 1, 2005) for such optional coverage for those part-time employees and their eligible dependents, if any. Part-time employees shall pay the remaining premium costs for themselves and their eligible dependents. If the cost of the premiums for such optional coverage exceeds the cost of the plan described in 7
         (b), the Company will pay an amount equal to the amount it otherwise would have paid under 7 (b) for such part-time employees and their eligible dependents had the part-time employees not elected optional coverage, and the part-time employees shall pay the remaining premium costs for themselves and their eligible dependents. If the costs of the premiums for such optional coverage exceeds the cost of the plan described in Section 7 (b), the Company will pay an amount equal to the amount it otherwise would have paid under 7 (b), plus an additional amount equal to 50% (25% effective January 1, 2004, and 15% effective January 1, 2005) of the difference between the cost of the optional plan and the amount it otherwise would have paid under 7 (b) for such part-time employee and his eligible dependents had the employee not elected optional coverage. The part-time employee shall pay the remaining premium costs for himself and his eligible dependents.

         (e) Each new part-time employee shall elect at the time of hiring coverage under either the plan provided in 7 (a) or 7 (b), or optional coverage, to be effective in either event according to the enrollment provisions of each such coverage.

             For other part-time employees, optional coverage shall become effective only on January 1st of each year. Part-time employees shall notify the Company prior to December 1st of the preceding year of their intention to elect optional coverage. Such optional coverage shall continue from year to year thereafter unless part-time employees notify the Company prior to December 1st of any year of their intention to return to the plan provided in 7 (b) as of January 1st.

         (f) Part-time employees' share of the premium costs for the coverage described in 7 (a) or 7 (b), or optional coverage, shall be deducted from their pay on a weekly basis, provided the Company is in receipt of a written authorization for such purpose from the employee.

         (g) The coverages described in 7 (a), 7 (b), and 7 (c) shall be made available to part-time employees in accordance with and subject to the provisions of the Company's "BENEFLEX Plan," as it may change from time to time.

         (h) Effective January 1, 2003, the Company shall have the right to replace the health insurance plan described in 7 (b) with a substitute plan that provides comparable, but not identical benefits. For purposes of 7 (b), overall comparability shall be determined without regard to
         (a) any changes in the identity of the carrier, (b) any differences in plan provisions concerning the administration of benefits and procedures for obtaining reimbursement for services, and (c) any differences based on a one-for-one comparison of specific benefits in the substitute plan and those in the 7 (b) plan, it being recognized by the parties that differences in benefits offered for specific services do not necessarily render plans materially dissimilar on a comprehensive basis and that the intent of this section is to ensure only that any substitute plans adopted by the Company approximate prior plans without a material change in the overall level of benefits provided to part-time employees and their eligible dependents. The Company will solicit the input of the Union prior to adopting a substitute plan under this section, and will allow for Union representation on any committee formed for the purpose of reviewing the provisions of any substitute plans considered by the Company.

         (i) The parties acknowledge that during the parties' negotiations for a new collective bargaining agreement, the Union engaged the services of a health insurance benefits consultant to explore the feasibility of identifying an alternative health insurance plan, providing alternative benefits acceptable to the parties, at a cost lower than the cost of the Health Net HMO Plan referenced in 7 (b) and the three optional plans currently available under 7 (d) (herein the "Alternative Plan"), for both active employees and retirees commencing January 1, 2003.

                  Between the effective date of this Supplemental Agreement and August 1, 2002, the Company will, upon request, furnish to a health insurance benefits consultant designated by the Union, such data as is reasonably necessary and customary for the purpose of preparing a Request for Proposal (herein the "RFP") concerning an Alternative Plan, it being understood that such consultant shall not have any authority to act for or on behalf of the Company and shall not be an agent of the Company. The RFP shall require a separate itemization of the cost of an Alternative Plan for (a) all bargaining unit employees and all present and future bargaining unit retirees, (b) all non-bargaining unit employees and all present and future non-bargaining unit retirees, and
         (c) all employees of the Company and all present and future retirees of the Company.

                  Based on the results of the RFP, the Union shall have the right to present to the Company an Alternative Plan for review and evaluation, together with an offer to implement the Alternative Plan effective January 1, 2003. If the Union offers to implement the Alternative Plan on terms such that the projected cost to the Company of implementing and maintaining the Alternative Plan for bargaining unit employees, and all present and future bargaining unit retirees, during 2003 is less than or equal to the cost to the Company of maintaining the health insurance plans otherwise applicable to such individuals under the Agreement and Supplemental Agreement (and any predecessor Agreements) during 2003, then the parties shall negotiate the implementation of the Alternative Plan, provided that the implementation of the Alternative Plan would not substantially impact the cost of insurance provided by the Company to non-bargaining unit employees and non-bargaining unit retirees.

                  If the actual cost to the Company (net of the premium cost shares paid by participants) for the Alternative Plan during 2003, or any succeeding year, is less than the actual cost to the Company of providing health insurance for the bargaining unit and bargaining unit retirees (net of the premium cost shares paid by participants) during 2002, in each case measured on a cost-per-employee/cost-per-retiree basis, the difference will be rebated to the bargaining unit on such terms as shall be agreed by the parties.

                  Unless an Alternative Plan is implemented in accordance with this section, the plans described in 7 shall remain in effect. In the event an Alternative Plan is not implemented in accordance with this section for 2003, the Union shall have the right to pursue a second RFP, on the terms described above, for either 2004 or 2005, at its option.

8. Except as otherwise provided expressly herein, nothing in this Supplemental Agreement shall be deemed to give part-time employees any rights or benefits under the collective bargaining agreement between the parties hereto dated September l6, l980, and any successive agreements, or to limit the Company in any way in the exercise of the regular and customary functions of management, including, among other things, the direction of the working forces; the establishment of methods of operation; the promotion and demotion of employees; the establishment of plans for increased efficiency; the adoption and maintenance of engineering standards and standards of performance and quality; the right to hire, suspend or discharge for proper cause; the right to select or employ supervisory employees, including foremen and their assistants; the right to transfer or relieve from duty because of lack of work; the right to determine from time to time the number of hours worked per day and per week; and the right to establish and enforce rules and regulations pertaining to personal conduct and deportment of employees. The provisions of this Article shall not be used arbitrarily or capriciously as to any employee or for the purpose of discriminating in any manner against the Union or its members.

9. Each part-time employee who is required to work on a Sunday shall receive $5.00 for each hour worked, and such additional amount shall be deemed to be part of such part-time employee's regular hourly rate for that day.

10. Each part-time employee who works his regularly scheduled hours on his last scheduled day before and his first scheduled day after a holiday as described in Article IV, Section 1, shall be paid five hours' pay at his regular hourly rate. In addition, each part-time employee who is required to work on a holiday shall be paid at one and one-half times his regular hourly rate for all holiday hours worked.

11. Each part-time employee who is on the payroll on or before May l of the preceding calendar year and continuously thereafter until the end of the preceding calendar year and who works at least l000 hours during such preceding calendar year shall receive vacation with pay as follows:

                  (a) 80 hours to each employee whose years of total service as of the end of the preceding calendar year equaled or exceeded 14 years, for which vacation the employee will receive the equivalent of 80 times his regular hourly rate.

                  (b) 56 hours to each employee whose years of total service as of the end of the preceding calendar year equaled or exceeded 5 years, for which vacation the employee will receive the equivalent of 56 times his regular hourly rate.

                  (c) 40 hours to each employee whose years of total service as of the end of the preceding calendar year was less than 5 years, for which vacation the employee will receive the equivalent of 40 times his regular hourly rate.

                  (d) for purposes of determining years of total service as contained in subsections (a), (b) and (c) above, a year shall mean any calendar year following the year of employment in which the employee is credited with no less than 1000 hours of service.

12. For the first five days of jury duty service, a part-time employee will be paid the difference between his jury duty pay and his regular hourly rate of pay for such hours of absence within his regularly scheduled work hours for those five days.

         For each week of jury duty service thereafter, a part-time employee with 1000 hours or more of service within the previous twelve months will be paid the difference between his jury duty pay and his regular hourly rate for such hours of absence within his regularly scheduled work week but not in excess of 24 hours in any one week.

l3. (a) When any part-time employee has worked at least l000 hours in the preceding calendar year, and thereafter is absent from work due to sickness and satisfies the Company that such absence from work is warranted, the Company will pay such employee at his regular hourly rate for such hours of absence within his regular scheduled work week, subject to the limitation that hours for which such pay is allowed shall not aggregate more than 24 for any year ending on December 3lst, provided, however, that any portion of the 72 hours sick allowance not used during the immediately preceding three years, will be used before the 24 hours of sick allowance of the current year.

         (b) During each calendar year, with the prior authorization of the supervisor, the Company will grant to part-time employees 8 hours of personal paid absence in lieu of 8 of the aggregate of 24 hours of absence due to sickness in 13 (a). The employee must have at least 8 hours of unused sick time available to him to take a paid personal day, may not take paid personal time in increments of less than 4 hours, and may not accumulate unused personal time from year to year.

l4. When any part-time employee is absent from work due to the death of his spouse, child, foster child, parent (or step-parent in lieu of parent), and has worked at least l000 hours in the preceding calendar year, the Company will pay such employee at his regular hourly rate for such hours of absence within his regular scheduled work week following the death and through the day of the funeral up to a maximum of twenty hours. When any part-time employee is absent from work due to the death of his brother, sister, or parent-in-law and has worked at least 1000 hours in the preceding calendar year, the Company will pay such employee at his regular hourly rate for such hours of absence within his regular scheduled work week following the death and through the day of the funeral up to a maximum of twelve hours. When any part-time employee is absent from work due to the death of his grandparent or grandchild and has worked at least 1000 hours in the preceding calendar year, the Company will pay such employee at his regular hourly rate for such hours of absence within his regular scheduled work week following the death and through the day of the funeral up to a maximum of four hours.

15. The Company will take such action as is appropriate to amend The United Illuminating Company Plan for Employees' Disability Benefits to provide the following:

         When any part-time employee has worked at least 1000 hours in the preceding calendar year, and thereafter is absent from work due to a non-occupational illness or injury and satisfies the Company that such absence is warranted, the Company will pay such employee at his regular hourly base rate at the time the disability began based on the following schedule:



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

            Length of Continuous Employment       Benefits
            -------------------------------       --------

            1 year but less than 2 years          20 hours for 1 week
                                                  10 hours for 1 week

            2 years but less than 5 years         20 hours for 4 weeks
                                                  10 hours for 9 weeks

            5 years but less than 10 years        20 hours for 13 weeks
                                                  10 hours for 13 weeks

            10 years but less than 25 years       20 hours for 13 weeks
                                                  10 hours for 39 weeks

            25 years or more                      20 hours for 26 weeks
                                                  10 hours for 26 weeks

         Benefits will be paid beginning with the eighth calendar day of absence. If an employee who has received sickness benefits returns to work and is again absent within two weeks of returning to work, benefits will begin again without a waiting period.

         Any sickness occurring after the employee has been continuously engaged in the performance of his duties for 13 weeks will be considered a new absence.

l6. This Supplemental Agreement shall become effective upon execution by both parties and shall thereafter be effective only while there is in effect between the parties hereto a valid collective bargaining agreement covering the regular full-time employees of the Company.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS SUPPLEMENTAL AGREEMENT, AT NEW HAVEN, CONNECTICUT, THIS 17TH DAY OF SEPTEMBER, 2002.


                                      LOCAL 470-L OF THE
                                      UTILITY WORKERS UNION OF AMERICA, AFL-CIO


                                 By:  James L. Murray, PRESIDENT


                                      Joseph W. Rydzy, EXECUTIVE VICE PRESIDENT


                             Attest: Doreen Arpino, VICE PRESIDENT-CLIENT FULFILLMENT/CLIENT SERVICES/FINANCE
                                      Moses A. Rams, VICE PRESIDENT
                                      -ELECTRIC SYSTEM

                                      Mary Ann Fortin, CHIEF STEWARD, CLIENT
                                      FULFILLMENT/CLIENT SERVICES/FINANCE AND
                                      ACTING RECORDING SECRETARY, LOCAL 470-1


                                      Joseph Sammarco, CHIEF STEWARD,
                                      STANDARD FIELD


                                      THE UNITED ILLUMINATING COMPANY

                     By:  Susan E. Mullen, SENIOR HUMAN RESOURCES EXECUTIVE


                          Richard J. Reed, VICE PRESIDENT  ELECTRIC SYSTEM


                          Gregory E. Sages, VICE PRESIDENT  FINANCE AND CFO


                          Joseph D. Thomas, GENERAL MANAGER CLIENT FULFILLMENT


                          William J. Manniel, PROCESS LEADER EMPLOYEE RELATIONS


               Approved:  John F. Holland, NATIONAL REPRESENTATIVE
                          UWUA, AFL-CIO




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



                                   EXHIBIT ONE

                        DUES DEDUCTION AUTHORIZATION FORM
                             FOR PART-TIME EMPLOYEES


                                              Date:
                                                   -----------------


The United Illuminating Company
157 Church Street
New Haven, Connecticut  06510-2103


         I hereby request and direct The United Illuminating Company to deduct each week from payments for my services such amount as the President of Local 470-l of the Utility Workers Union of America, AFL-CIO shall from time to time certify to the Company as being the weekly dues which have been established as payable in accordance with the Constitution and By-Laws of the Union. I request that such amount be deducted on the first regular payday after the delivery of this request to the Company, provided such an amount is owing to me on said payday.

         I direct that said sum be paid to the Treasurer of the Union who is certified by the Union to the Company from time to time.

         I agree to indemnify and save harmless the Company for any sums that the Company may be required to pay as the result of a claim that money deducted from my pay and paid to the Treasurer of the Union in accordance with this request has been illegally deducted .
         This authorization may be revoked by me at any time as to any future deductions by giving written notice to the Company and shall not be effective during any period when there is no agreement between the Company and the Union.



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